Exhibit 1.1

Execution Version

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMONG

PPD, INC.

AND

THE STOCKHOLDERS AS DEFINED HEREIN

February 10, 2020

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.1	Certain Defined Terms	2
Section 1.2	Other Defined Terms	12
Section 1.3	Other Definitional and Interpretation Provisions	15

ARTICLE II
CORPORATE GOVERNANCE

Section 2.1	Boards of Directors	16
Section 2.2	Board Committees	19
Section 2.3	[Reserved]	20
Section 2.4	[Reserved]	20
Section 2.5	[Reserved]	20
Section 2.6	[Reserved]	20
Section 2.7	No Transfer of Rights	20

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties of the Company	20
Section 3.2	Representations and Warranties of the Stockholders	21

ARTICLE IV
TRANSFER RESTRICTIONS

Section 4.1	General Limitations on Transfers	22
Section 4.2	Permitted Transfers	24
Section 4.3	[Reserved]	24
Section 4.4	Tag-Along Rights	24
Section 4.5	[Reserved]	28
Section 4.6	[Reserved]	28
Section 4.7	[Reserved]	28
Section 4.8	Additional Provisions Relating to Restrictions on Transfers	28

ARTICLE V
REGISTRATION RIGHTS

Section 5.1	Certain Definitions	29
Section 5.2	Shelf Registration	32
Section 5.3	Demand Registration	39
Section 5.4	Piggyback Registration	41
Section 5.5	Expenses of Registration	43

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Section 5.6	Obligations of the Company	43
Section 5.7	Indemnification	46
Section 5.8	Information by Holder	48
Section 5.9	Transfer of Registration Rights	48
Section 5.10	Delay of Registration	48
Section 5.11	Limitations on Subsequent Registration Rights	48
Section 5.12	Rule 144 Reporting	48
Section 5.13	“Market Stand Off” Agreement	49
Section 5.14	Termination of Registration Rights	49

ARTICLE VI
[RESERVED]

ARTICLE VII
OTHER COVENANTS

Section 7.1	No Voting or Conflicting Agreements	50
Section 7.2	Confidentiality	50
Section 7.3	[Reserved]	50
Section 7.4	Expense Reimbursement	50
Section 7.5	Notice of Secondary Debt Purchases	51
Section 7.6	Corporation Status	51

ARTICLE VIII
INDEMNIFICATION

Section 8.1	Indemnification of Financial Investors	51
Section 8.2	Jointly Indemnifiable Claims	52
Section 8.3	Non-Exclusive Right	53

ARTICLE IX
[RESERVED]

ARTICLE X
RIGHT TO REPURCHASE SHARES HELD BY MANAGERS

Section 10.1	Call Right	54
Section 10.2	Exercise of Call Right	54
Section 10.3	Repurchase Price	54
Section 10.4	Repurchase Notes	55
Section 10.5	Extension of Repurchase Period	55
Section 10.6	[Reserved]	55
Section 10.7	Certain Definitions	55

ARTICLE XI
MISCELLANEOUS
Section 11.1	Amendment and Waiver	56

ii

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of February 10, 2020, is by and among (i) PPD, Inc., a Delaware corporation (together with its successors and assigns, the “Company”); (ii) Carlyle Partners VI Holdings II, L.P., a Delaware limited partnership (“CP VI Holdings”), Carlyle Partners VI, L.P., a Delaware limited partnership (“Carlyle VI”), CP VI Coinvestment A, L.P., a Delaware limited partnership (“CP VI Coinvestment A”), CP VI Coinvestment B, L.P., a Delaware limited partnership (“CP VI Coinvestment B” and, together with Carlyle VI and CP VI Coinvestment A, the “Initial Carlyle Entities”); (iii) Hellman & Friedman Capital Partners VII, L.P., a Cayman Islands limited partnership (“HFCP VII”), Hellman & Friedman Capital Partners VII (Parallel), L.P., a Cayman Islands limited partnership (“HFCP VII Parallel”), HFCP VII (Parallel-A), L.P., a Delaware limited partnership (“HFCP VII Parallel-A”), H&F Executives VII, L.P., a Cayman Islands limited partnership (“HFCP VII Executives” and, together with HFCP VII, HFCP VII Parallel and HFCP Parallel-A, the “Pre-Closing H&F Entities”), Hellman & Friedman Capital Partners VIII, L.P., a Cayman Islands limited partnership (“HFCP VIII”), Hellman & Friedman Capital Partners VIII (Parallel), L.P., a Cayman Islands limited partnership (“HFCP VIII Parallel”), HFCP VIII (Parallel-A), L.P., a Delaware limited partnership (“HFCP VIII Parallel-A”), H&F Executives VIII, L.P., a Cayman Islands limited partnership (“HFCP VIII Executives”), and H&F Associates VIII, L.P., a Cayman Islands limited partnership (“HFCP VIII Associates” and, together with the Pre-Closing H&F Entities, HFCP VIII, HFCP VIII Parallel, HFCP VIII Parallel-A and HFCP VIII Executives, the “Initial H&F Entities”); (iv) Blue Spectrum ZA 2015 L.P., a Cayman Island exempted limited partnership (“Initial Blue Spectrum Investor”); (v) Clocktower Investment Pte Ltd., a private company limited by shares organized under the laws of the Republic of Singapore (“Initial GIC Investor”); (vi) the Initial Managers (as defined herein); and (vii) any other Persons who become parties to this Agreement (including the Prior Agreement (as defined herein) and the A&R Agreement (as defined herein)) pursuant to a Joinder Agreement (as defined herein) from time to time.

WHEREAS, the Company, Eagle Holding Company II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings”), Eagle Reorganization Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“Merger Sub”), Eagle Buyer, Inc., a Delaware corporation (“Buyer”) and Jaguar Holding Company I, a Delaware corporation (“Jaguar I”), entered into an Agreement and Plan of Merger, dated as of April 26, 2017 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into Jaguar I (the “Reorganization Merger”) with Jaguar I surviving the Reorganization Merger, Jaguar I was converted into a Delaware limited liability company following the Reorganization Merger, and immediately thereafter, Buyer merged with and into the Company (the “Merger”) with the Company surviving the Merger.

WHEREAS, on May 11, 2017, the Company, the Initial Carlyle Entities, the Initial H&F Entities, the Initial Blue Spectrum Investor, the Initial GIC Investor and the Initial Managers entered into that certain Stockholders Agreement (the “Prior Agreement”) to set forth their respective rights and obligations with respect to the affairs of the Company and the Equity Securities held by the Stockholders.

WHEREAS, on November 11, 2019, the Company, the Initial Carlyle Entities, the Initial H&F Entities, the Initial Blue Spectrum Investor and the Initial GIC Investor entered into that certain Amended and Restated Stockholders Agreement (the “A&R Agreement”) to amend and restate the Prior Agreement to replace and supersede the Prior Agreement.

WHEREAS, the parties wish to amend and restate the A&R Agreement to replace and supersede the A&R Agreement in accordance with Section 11.1(b)(iv) of the A&R Agreement and set forth their respective rights and obligations with respect to the affairs of the Company and the Equity Securities now or hereafter held by the Stockholders.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, that (i) in no event shall the Affiliates of the H&F Entities, the Carlyle Entities, the Blue Spectrum Entities or the GIC Entities, respectively, include any of their respective Portfolio Companies and (ii) the Company, its Subsidiaries and the Company’s other controlled Affiliates will not be deemed to be Affiliates of any of the H&F Entities, any of the Carlyle Entities, any of the Blue Spectrum Entities or any of the GIC Entities.

“Agreement” means this Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

“AIV/Parallel Vehicle” means any alternative investment vehicle or parallel investment vehicle through which investors in any private equity investment fund Affiliate of a Sponsor Fund Entity are or may be permitted or required to invest pursuant to the terms of such private equity investment fund.

“Applicable Employee” shall mean (i) with respect to any Manager who is an employee, consultant or Independent Director of the Company or any of its Subsidiaries, such employee, consultant or Independent Director and (ii) with respect to any Manager who is not an employee, consultant or Independent Director of the Company or any of its Subsidiaries, the employee, consultant or Independent Director of the Company or any of its Subsidiaries with respect to whom such Manager was, directly or (through another Permitted Transferee) indirectly, a Permitted Transferee at the time such Manager became the Beneficial Owner of any Shares or Options.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning. For the avoidance of doubt, no Stockholder shall be deemed to Beneficially Own (x) any securities of the Company or any of its Subsidiaries held by any other holder of such securities solely by virtue of the provisions of this Agreement (other than this definition), (y) any Restricted Shares held by such Stockholder or (z) any shares issuable upon exercise of an unvested Option.

“Blue Spectrum Board Representation Number” means the following number as applicable from time to time:

(i) one (1) if the Blue Spectrum Entities, collectively, hold of record and Beneficially Own at least 5% of the outstanding Shares, or

(ii) zero (0), if the condition in clause (i) above is not satisfied.

“Blue Spectrum Entities” means each of the Initial Blue Spectrum Investor and the Blue Spectrum Entities’ Permitted Transferees that hold of record and Beneficially Own any Shares or Options from time to time.

“Blue Spectrum Investor” means the Initial Blue Spectrum Investor (or such other Blue Spectrum Entity as may be designated by the Initial Blue Spectrum Investor from time to time).

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Carlyle Board Representation Number” means the following number as applicable from time to time:

(i) two (2), if (x) the Carlyle Entities, collectively, hold of record and Beneficially Own at least 15% of the outstanding Shares or (y) (A) the H&F Entities, collectively, hold of record and Beneficially Own at least 15% of the outstanding Shares and (B) the Continuing Ownership Percentage of the Carlyle Entities is no less than the Continuing Ownership Percentage of the H&F Entities,

(ii) one (1), if (x) (A) the Carlyle Entities, collectively, hold of record and Beneficially Own less than 15%, but at least 7.5%, of the outstanding Shares and (B) clause (i)(y) above does not apply or (y) (A) the H&F Entities, collectively, hold of record and Beneficially Own less than 15%, but at least 7.5%, of the outstanding Shares and (B) the Continuing Ownership Percentage of the Carlyle Entities is no less than the Continuing Ownership Percentage of the H&F Entities, or

(iii) zero (0), if (x) the Carlyle Entities, collectively, hold of record and Beneficially Own less than 7.5% of the outstanding Shares and (y) neither clause (i)(y) nor (ii)(y) above applies.

“Carlyle Co-Investor Entities” means each of the Carlyle Entities’ Permitted Co-Investor Transferees that hold of record and Beneficially Own any Shares or Options from time to time.

“Carlyle Entities” means each of the Carlyle Fund Entities and the Carlyle Co-Investor Entities.

“Carlyle Fund Entities” means each of CP VI Holdings, the Initial Carlyle Entities and the Carlyle Entities’ Permitted Sponsor Transferees that hold of record (except with respect to Carlyle VI, CP VI Coinvestment A and CP VI Coinvestment B) and Beneficially Own any Shares or Options from time to time; provided, that, CP VI Holdings shall only be deemed to be a Carlyle Fund Entity if all of its Equity Securities are owned of record and Beneficially Owned by one or more Carlyle Fund Entities and/or Carlyle Co-Investor Entities.

“Carlyle Sponsor” means CP VI Holdings (or such other Carlyle Fund Entity as may be designated by the holders of a majority of the Shares Beneficially Owned by the Carlyle Entities from time to time); provided, that, in the event that CP VI Holdings is no longer a Carlyle Fund Entity, then the Carlyle Entities will designate a Carlyle Fund Entity to serve as the Carlyle Sponsor.

“Change of Control Transaction” means (i) the sale, in one transaction or series of related transactions (including one or more stock sales, mergers, business combinations, recapitalizations, consolidations, reorganizations, restructurings or similar transactions), of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Person (other than, without the consent of all Sponsors, any Sponsor Investor or any Person(s) who prior to such transaction is a Permitted Transferee or Portfolio Company of any Sponsor Investor) or (ii) any transaction or series of related transactions resulting in any Person (other than, without the consent of all Sponsors, any Sponsor Investor or any Person(s) who prior to such transaction is a Permitted Transferee or Portfolio Company of any Sponsor Investor) acquiring at least 50% of the aggregate voting power of all outstanding Voting Securities of the Company or its successor.

“Charitable IKD” means an In-Kind Distribution made by any Sponsor Investor solely to effect charitable donations in connection with a Transfer of Shares by such Sponsor Investor that is otherwise permitted under this Agreement (other than under Section 4.2); provided that the aggregate amount of Shares subject to the Charitable IKD, together with such Shares otherwise Transferred by such Sponsor Investor in connection therewith, shall not exceed the aggregate amount of Shares that such Sponsor Investor would have been permitted (other than under Section 4.2) to so Transfer.

“Closing” means the Closing (as defined in the Merger Agreement).

“Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.

“Company Board” means the Board of Directors of the Company.

“Continuing Ownership Percentage” means, with respect to any Stockholder or group of Stockholders, as of the time of determination, a fraction (expressed as a percentage) the numerator of which is the aggregate number of Shares held of record and Beneficially Owned by such Stockholder or group of Stockholders (in each case, together with their Permitted Transferees) at such time, and the denominator of which is the aggregate number of Shares held of record and Beneficially Owned by such Stockholder or group of Stockholders immediately after the Closing Date (as adjusted for stock splits, combinations, reclassifications and similar transactions).

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Controlled Entity” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

“Director” means any member of the Company Board (other than any advisory, honorary or other non-voting member of the Company Board).

“Employee Repurchase Arrangement” means any agreement, plan or arrangement pursuant to which the Company or any of its Subsidiaries has the right to repurchase or redeem the capital stock or other equity securities of any employee, director or consultant of the Company or any of its Subsidiaries, whether in connection with the termination of the employment of, or receipt of services from, such employee, director or consultant or otherwise.

“Encumbrance” means any mortgage, deed of trust, lien, pledge, charge, security interest, claim or other encumbrance or any kind or character.

“Equity Securities” means any Capital Stock or any securities exchangeable or excisable for, or convertible into, any Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Sponsor Equityholder” means (i) in the case of the Carlyle Entities, any equityholder of TC Group, L.L.C. or any of its Affiliates that is not (A) an individual who serves in a position of officer, director, employee, consultant or advisor of TC Group, L.L.C. or any of its Affiliates or (B) an entity that is wholly owned by individuals referred to in the foregoing clause (A) and/or family members of any such individual and (ii) in the case of the H&F Entities, any equityholder of Hellman & Friedman LLC or any of its Affiliates that is not (A) an individual who serves in a position of officer, director, employee, consultant or advisor of Hellman & Friedman, LLC or any of its Affiliates or (B) an entity that is wholly owned by individuals referred to in the foregoing clause (A) and/or family members of any such individual.

“Fair Market Value” means, as of a given date, the fair market value as determined in good faith by the Company Board, provided that if the Company enters into any agreement with a Manager modifying the definition of Fair Market Value with respect to such Manager for purposes of this Agreement such modification shall govern to the extent required by such agreement.

“Financial Investor” means any of (i) the Carlyle Entities, (ii) the H&F Entities, (iii) the Blue Spectrum Entities or (iv) the GIC Entities.

“Financial Investor Group” means (i) the Carlyle Entities, taken together, (ii) the H&F Entities, taken together, (iii) the Blue Spectrum Entities, taken together or (ii) the GIC Entities, taken together.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GIC Board Representation Number” means the following number as applicable from time to time:

(i) one (1) if the GIC Entities, collectively, hold of record and Beneficially Own at least 5% of the outstanding Shares, or

(ii) zero (0), if the condition in clause (i) above is not satisfied.

“GIC Entities” means each of the Initial GIC Investor and the GIC Entities’ Permitted Transferees that hold of record and Beneficially Own any Shares or Options from time to time.

“GIC Investor” means the Initial GIC Investor (or such other GIC Entity as may be designated by the Initial GIC Investor from time to time).

“H&F Board Representation Number” means the following number as applicable from time to time:

(i) three (3), if the H&F Entities, collectively, hold of record and Beneficially Own at least 30%, of the outstanding Shares,

(ii) two (2), if the H&F Entities, collectively, hold of record and Beneficially Own less than 30%, but at least 15%, of the outstanding Shares,

(iii) one (1), if the H&F Entities, collectively, hold of record and Beneficially Own less than 15%, but at least 7.5%, of the outstanding Shares, or

(iv) zero (0), if the H&F Entities, collectively, hold of record and Beneficially Own less than 7.5% of the outstanding Shares,

provided, however, that, notwithstanding anything to the contrary herein, the H&F Board Representation Number shall not be reduced pursuant to the foregoing clauses (i), (ii) or (iii) if (x) the Continuing Ownership Percentage of the H&F Entities is no less than the Continuing Ownership Percentage of the Carlyle Entities and (y) the reduction in such H&F Board Representation Number as determined pursuant to such applicable clause would result in the H&F Board Representation Number being equal to the Carlyle Board Representation Number.

“H&F Entities” means each of the Initial H&F Entities and the H&F Entities’ Permitted Sponsor Transferees that hold of record and Beneficially Own any Shares or Options from time to time.

“H&F Sponsors” means, collectively, HFCP VII (or such other H&F Entity as may be designated by HFCP VII from time to time) and HFCP VIII (or such other H&F Entity as may be designated by HFCP VIII from time to time); provided, that, for the purposes of Section 2.1:

(i) if three (3) individuals are to be designated or nominated as directors (but not, for the avoidance of doubt, as Independent Directors) by the H&F Sponsors, then (x) each of the H&F Sponsors shall have the right to so designate or nominate one (1) individual and (y) the H&F Sponsors shall jointly have the right to so designate or nominate one (1) individual,

(ii) if two (2) individuals are to be designated or nominated as directors (but not, for the avoidance of doubt, as Independent Directors) by the H&F Sponsors, then each of the H&F Sponsors shall have the right to so designate or nominate one (1) individual, or

(iii) if (x) one (1) individual is to be designated or nominated as a director (but not, for the avoidance of doubt, as an Independent Director) by the H&F Sponsors or (y) any individual is to be designated or nominated as an Independent Director by the H&F Sponsors or mutually designated or nominated as an Independent Director by the Sponsor Investors, then the H&F Sponsors shall jointly have the right to so designate or nominate such individual.

“Independent Director” means any Director who is not (i) affiliated with or employed by (x) any Financial Investor, (y) any Affiliate of any Financial Investor or (z) other than as a Director, the Company or any of its Subsidiaries or (ii) employed by any Portfolio Company of (x) any Sponsor Investor having the right to designate such Director or (y) any of such Sponsor Investor’s Affiliates.

“Initial Managers” means, collectively, David Simmons, William Sharbaugh, B. Judd Hartman, Robert P. Hureau, Paul D. Colvin, Edward J. Murray, Booshitha De Silva, David M. Johnston, Anshul Thakral, Robert J. Dow, Roger Smith, Jeffrey Kindler and the 2015 Simmons Family Gift Trust U/A 18, 2015.

“IPO” means the consummation of an underwritten initial Public Offering of Shares (whether a primary or a secondary offering) pursuant to a Registration Statement under the Securities Act.

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Limited Investor” means any of (i) the Blue Spectrum Entities or (ii) the GIC Entities.

“Manager” means (i) the Initial Managers, (ii) any employee, consultant or Independent Director who becomes a record holder and Beneficial Owner of any Shares or Options and (iii) their respective direct or (through another Permitted Transferee) indirect Permitted Transferees that hold any Shares or Options from time to time.

“Manager Group” means each Manager, for so long as he, she or it holds Shares or Options, and any of his, her or its direct or (through another Permitted Transferee) indirect Permitted Transferees that hold Shares or Options.

“Non-Voting Common Stock” means the non-voting common stock, par value $0.01 per share, of the Company.

“Options” means any options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares granted by the Company or any of its Subsidiaries.

“Parties” means the Company, CP VI Holdings, the Initial Carlyle Entities, the Initial H&F Entities, the Initial Blue Spectrum Investor, the Initial GIC Investor, the Initial Managers and any other Persons who become parties to this Agreement (including the Prior Agreement) pursuant to a Joinder Agreement from time to time.

“Permitted Co-Investor Transferee” means, with respect to any Sponsor Investor, any co-investment vehicle Affiliate of such Sponsor Investor formed primarily for the purpose of facilitating investments in the Company (other than any AIV/Parallel Vehicle or CP VI Holdings). For the avoidance of doubt, it is understood that “Permitted Co-Investor Transferee” shall not include any co-investment vehicle formed to directly or indirectly transfer economic, dispositive or other direct or indirect ownership interests in the Company or any of its Subsidiaries in circumvention of the transfer restriction provisions herein.

“Permitted Estate Planning Vehicle” means, with respect to any Manager, (i) a trust or custodianship the beneficiaries of which may include only the Applicable Employee and the individuals identified in clause (ii) (A) of the definition of “Permitted Transferee” and with respect to which the Applicable Employee is the sole trustee or custodian or (ii) any limited liability company or partnership (A) with respect to which all of the outstanding equity interests are held of record and Beneficially Owned solely by the Applicable Employee and the individuals identified in clause (ii)(A) of the definition of “Permitted Transferee” and (B) with respect to which such Applicable Employee is the sole manager or managing member (if a limited liability company) or the sole general partner (if a limited partnership) and otherwise has the sole power to direct or cause the direction of the management and policies, directly or indirectly, of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise.

“Permitted Sponsor Transferee” means, with respect to any Sponsor Investor, any (i) private equity investment fund Affiliate (i.e. a private equity fund that, together with its AIV/Parallel Vehicles is organized to invest in multiple Portfolio Companies) of such Sponsor Investor (including any AIV/Parallel Vehicle), other than (x) any Permitted Co-Investor

Transferee and (y) in the case of the Carlyle Fund Entities, any Carlyle Co-Investor Entity, (ii) general partner of any such private equity investment fund Affiliate, (iii) direct or indirect parents of any such general partner, (iv) direct or indirect wholly owned subsidiaries of any such general partner or direct or indirect parent, (v) other investment vehicle that is (A) an Affiliate of such Sponsor Investor and (B) directly or indirectly wholly-owned by (I) one or more Persons referred to in clauses (ii) through (iv) of this definition and/or (II) one or more officers, directors, partners, employees, members, stockholders, consultants, advisors or associates of any such Persons and/or (III) CP VI Holdings for as long as it is a Carlyle Entity (provided that if the percentage of the investment, if any, in such other vehicle by Excluded Sponsor Equityholders, in the aggregate, out of the total investments in such vehicle exceeds the percentage investment in TC Group, L.L.C. or Hellman & Friedman, LLC, as applicable, by Excluded Sponsor Equityholders, in the aggregate (such excess, the “Excess Percentage”), then a fraction (equal to the Excess Percentage) of the Shares held by such vehicle shall be considered held by a Permitted Co-Investor Transferee, instead of a Permitted Sponsor Transferee) or (vi) CP VI Holdings so long as it is a Carlyle Entity. For the avoidance of doubt, it is understood that “Permitted Sponsor Transferee” shall not include any (x) Portfolio Company of a Sponsor Investor or any of their respective Affiliates or (y) any co-investment vehicle or other special purpose vehicle formed to directly or indirectly transfer economic, dispositive or other direct or indirect ownership interests in the Company or any of its Subsidiaries in circumvention of the transfer restriction provisions herein.

“Permitted Transferee” of a Person means (i) in the case of a Sponsor Investor, any Permitted Sponsor Transferee of such Sponsor Investor and, solely in the case of a Carlyle Entity (and in such case solely to the extent set forth in Section 4.2) any Permitted Co-Investor Transferee of such Sponsor Investor, (ii) in the case of a Manager, (A) the Applicable Employee with respect to such Manager and the spouse and lineal descendents (including adopted) of such Applicable Employee, (B) the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of such Applicable Employee or any Person set forth in the immediately foregoing clause (A) or (C) a Permitted Estate Planning Vehicle, or (iii) in the case of a Financial Investor (other than any Sponsor Investor), any (A) Affiliate of such Financial Investor whose ultimate Beneficial Ownership is substantially similar to that of such Financial Investor or (B) any private equity fund managed or majority owned by such Financial Investor (or any Person set forth in the immediately foregoing clause (A)) that is branded with the name “GIC” (if such Financial Investor is a GIC Entity) or “ADIA” (if such Financial Investor is a Blue Spectrum Entity).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any governmental authority.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.

“Portfolio Company” means, with respect to (i) any Sponsor Investor, any operating portfolio company (or holding company thereof) in which such Sponsor Investor (if it is an investment fund) or one or more of its investment fund Affiliates at such time, directly or indirectly, has an equity investment or otherwise controls and (ii) with respect to any Financial Investor (other than a Sponsor Investor), any operating portfolio company (or holding company thereof) in which such Financial Investor or one of its Affiliates, directly or indirectly, has an equity investment or otherwise controls.

“Public Offering” means a public offering of Shares pursuant to a Registration Statement declared effective under the Securities Act.

“Restricted Shares” means any Shares that are subject to vesting in connection with the continued employment with, or provision of services to, the Company or any of its Subsidiaries. Such Shares will cease to constitute Restricted Shares upon vesting.

“Restrictive Covenant Breach” means the material breach by a Manager of any confidentiality, non-competition, non-solicitation, or similar restrictive covenant contained in any written agreement between such Manager and the Company or any subsidiary thereof; provided, however, that no Restrictive Covenant Breach will be deemed to have occurred unless the Company (or Subsidiary of the Company that is party to the applicable agreement) has provided such Manager written notice, with reasonable specificity, of the alleged breach, and Manager has not fully cured such alleged breach within ten (10) Business Days following delivery of such written notice.

“Rule 144” means Rule 144 under the Securities Act (or any analogous successor provision).

“Same Terms and Conditions” means the same price and otherwise on the same terms and conditions (and with respect to any consideration to be paid to any Stockholder with respect to, arising out of, or in connection with the Transfer, such same terms and conditions shall mean that each Stockholder shall receive such Stockholder’s pro rata share (based on the number of Shares held by such Stockholder included in the applicable transaction) of such consideration); provided, however, that (a) any price paid for Options will be subject to reduction for the applicable exercise price, (b) except as otherwise required by any agreement between the Company and a Manager with respect to his or her Shares or Options, subject to the prior written consent of all Sponsors (other than with respect to any rollover of Equity Securities by management or employees of the Company and its Subsidiaries in connection with such transaction, which shall not require any such consent), the form of consideration paid to any Stockholder (other than a Financial Investor) may be different so long as the different forms of consideration have the same Fair Market Value as of the date of approval by the Company Board of the applicable definitive agreement, (c) the Sponsor Investors may receive (and, if either a Carlyle Entity or an H&F Entity shall be entitled to so receive, then the H&F Entities and the Carlyle Entities, respectively, also shall be so entitled to receive), even if not offered to the other Stockholders, rights to appoint members of the board of directors or similar governing body of the purchaser or any of its Affiliates, or any other governance rights (including board observer rights), (d) the Blue Spectrum Entities and GIC Entities may receive (and, if either a Blue Spectrum Entity or a GIC Entity shall also be entitled to receive, then the GIC Entities and the Blue Spectrum Entities, respectively, also shall be so entitled to receive), even if not offered to the other Stockholders, rights to appoint members of, or observers to, the board of directors or similar governing body of the purchaser or any of its Affiliates, or any other governance rights, (e) the Sponsor Investors may receive (and, if either a Carlyle Entity or an H&F Entity shall be entitled to so receive, then the H&F Entities and the Carlyle Entities, respectively, also shall be so entitled to receive), even if not offered to the other Stockholders, rights to Transfer any securities received in such transaction not given to the other Stockholders so long as the other Stockholders are permitted to Transfer their securities on a pro rata basis with the Sponsor Investors, (f) the Blue Spectrum Entities and GIC Entities may receive (and, if either a Blue Spectrum Entity or a GIC Entity shall be entitled to so receive, then the GIC Entities and the Blue Spectrum Entities, respectively, also shall be so entitled to receive), even if not offered to the other Stockholders, rights to Transfer any securities received in such transaction not given to the other Stockholders so long as the other Stockholders are permitted to Transfer their securities on a pro rata basis with the Blue Spectrum Entities and GIC Entities and (g) Stockholders holding shares of Non-Voting Common Stock may receive non-voting securities in such transaction.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means shares of Common Stock (including any Restricted Shares).

“Sponsor” means each of (i) the Carlyle Sponsor and (ii) the H&F Sponsors.

“Sponsor Fund Entity” means any of (i) the Carlyle Fund Entities or (ii) the H&F Entities.

“Sponsor Investor” means any of (i) the Carlyle Entities or (ii) the H&F Entities.

“Sponsor Investor Group” means (i) the Carlyle Entities, taken together, or (ii) the H&F Entities, taken together.

“Stockholders” means, collectively, the Financial Investors, the Managers and such other Persons, if any (other than the Company and its respective successors and assigns), that from time to time become a party hereto.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Tag-Along Pro Rata Portion” means, with respect to an Eligible Tag-Along Stockholder, a number of Shares equal to (i) the number of Shares Beneficially Owned by such Stockholder, multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares proposed to be Transferred by the Stockholder Sellers in the transaction subject to the applicable Sale Notice, and the denominator of which is the aggregate number of Shares Beneficially Owned by such Stockholder Sellers (including all members of their Sponsor Investor Group).

“Transfer” means, in respect of any Shares or any legal, economic or beneficial interest in such Shares, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, Encumbrance or similar disposition thereof (by operation of law or otherwise); provided that the transfer of limited partnership interests, limited liability company interests or other equity interests in (i) any of the Sponsor Investors or (ii) any direct or indirect parent entity with respect to any such Sponsor Investor, in each case, by any Person that is not an Affiliate of such Sponsor Investor, shall not constitute a Transfer for purposes of this Agreement.

“Voting Common Stock” means the voting common stock, par value $0.01 per share, of the Company.

“Voting Securities” means at any time shares of any class of Capital Stock or other securities of the Company or any of its Subsidiaries (including, for the avoidance of doubt, Voting Common Stock) that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock or other securities.

Section 1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Action	Section 8.1
Adverse Disclosure	Section 5.1(b)
Applicable Shares	Section 10.1(a)
Automatic Shelf Registration Statement	Section 5.1(b)
Blue Spectrum Holder	Section 5.1(a)
Buyer	Recitals
Call Right	Section 10.1(a)
Carlyle Holder	Section 5.1(c)
Carlyle Nominee	Section 2.1(c)(i)
Carlyle VI	Preamble
Cause	Section 10.7(a)
Code	Section 10.7(b)
Company	Preamble
Consultant	Section 10.7(c)
Corporate Entity	Section 7.6
CP VI Coinvestment A	Preamble
CP VI Coinvestment B	Preamble
CP VI Holdings	Preamble
Demand Delay	Section 5.3(a)(ii)
Demand Holder	Section 5.3(a)
Demand Period	Section 5.3(c)
Demand Registration	Section 5.3(a)

Effective Time	Section 11.19
Eligible Tag-Along Stockholder	Section 4.4(a)
Eligible Take-Down Holder	Section 5.1(e)
Employee	Section 10.7(d)
Employee Equity Arrangement	Section 7.1
Financial Investor Holder	Section 5.1(f)
GIC Holder	Section 5.1(g)
H&F Holder	Section 5.1(f)
H&F Nominee	Section 2.1(c)(i)
HFCP VII	Preamble
HFCP VII Executives	Preamble
HFCP VII Parallel	Preamble
HFCP VII Parallel-A	Preamble
HFCP VIII	Preamble
HFCP VIII Associates	Preamble
HFCP VIII Executives	Preamble
HFCP VIII Parallel	Preamble
HFCP VIII Parallel-A	Preamble
Holder	Section 5.1(i)
Holders	Section 5.1(i)
Holdings	Recitals
Indemnification Sources	Section 8.2
Indemnified Liabilities	Section 8.1
Indemnified Party	Section 5.7(c)
Indemnifying Party	Section 5.7(c)
Indemnitee-Related Entities	Section 8.2
Indemnitees	Section 8.1
Initial Blue Spectrum Entities	Preamble
Initial Carlyle Entities	Preamble
Initial GIC Entities	Preamble
Initial H&F Entities	Preamble
In-Kind Distribution	Section 4.1(f)
Jaguar I	Recitals
Joinder Agreement	Section 4.1(d)
Jointly Indemnifiable Claims	Section 8.2
Litigation	Section 11.8(a)
Manager Group Representative	Section 11.14
Manager Side Agreements	Section 3.1(e)
Marketed Take-Down Notice	Section 5.2(d)(iii)
Marketed Underwritten Shelf Take-Down	Section 5.2(d)(iii)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Offer Shares	Section 4.4(a)
Parent Stockholder	Section 1.3(d)
Participation Subsidiaries	Section 7.5

Pre-Closing H&F Entities	Preamble
Prior Agreement	Recitals
Pro Rata Take-Down Share	Section 5.2(d)(ii)(C)(1)
Proposed Transferee	Section 4.4(a)
Prospectus	Section 5.1(j)
Record Holder Stockholder	Section 1.3(d)
register	Section 5.1(k)
registered	Section 5.1(k)
Registrable Securities	Section 5.1(l)
registration	Section 5.1(k)
Registration Expenses	Section 5.1(m)
Registration Statement	Section 5.1(k)
Reorganization Merger	Recitals
Repurchase Note	Section 10.4
Repurchase Period	Section 10.1(a)
Repurchase Price	Section 10.3
Restricted Shelf Take-Down	Section 5.2(d)(ii)(A)
Restricted Shelf Take-Down Notice	Section 5.2(d)(ii)(A)
Restricted Take-Down Participation Notice	Section 5.2(d)(ii)(B)
Restricted Take-Down Selling Holders	Section 5.2(d)(ii)(A)
Sale Notice	Section 4.4(a)
Service Provider	Section 10.7(e)
Shelf Holder	Section 5.2(a)
Shelf Percentage	Section 5.1(n)
Shelf Period	Section 5.2(b)
Shelf Registration Statement	Section 5.1(o)
Shelf Suspension	Section 5.2(c)
Shelf Take-Down	Section 5.1(p)
Shelf Take-Down Percentage	Section 5.2(d)(ii)(A)
Sponsor Holder	Section 5.1(q)
Spousal Consent	Section 3.2(g)
Stockholder Sellers	Section 4.4(a)
Tag-Along Right	Section 4.4(c)(i)
Tag-Along Sale Period	Section 4.4(c)(i)
Tag-Along Sellers	Section 4.4(b)
Tag-Along Shares	Section 4.4(b)
Tag-Along Stockholder	Section 4.4(b)
Take-Down Tagging Holders	Section 5.2(d)(ii)(A)
Termination of Service	Section 10.7(f)
Third Party Holder	Section 5.1(r)
Third Party Shelf Holder	Section 5.2(a)
Well-Known Seasoned Issuer	Section 5.1(s)

Section 1.3 Other Definitional and Interpretation Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) [Reserved].

(d) Notwithstanding anything herein to the contrary, when one Stockholder (the “Parent Stockholder”) indirectly holds an economic or beneficial interest in Shares through another Stockholder that directly holds the Shares (the “Record Holder Stockholder”) then:

(i) The number of Shares deemed Beneficially Owned by the Parent Stockholder will be deemed to be equal to the number of Shares that would be distributed to such Parent Stockholder if the Record Holder Stockholder (and any intermediate holding entities) were to distribute all of the Shares held by such Record Holder Stockholder to such Record Holder Stockholder’s (and any such intermediate holding entities’) holders of Equity Securities;

(ii) Subject to the proviso in the definition of “Transfer,” any direct or indirect (including by issuance of Equity Securities), sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition (by operation of law or otherwise), either voluntarily or involuntarily, of Equity Securities of such Parent Stockholder, or the entry into any contract, option or other arrangement or other understanding with respect to any of the foregoing, shall be deemed to be a Transfer of a proportionate number of Shares held by the relevant Record Holder Stockholder;

(iii) The Record Holder Stockholder and not the Parent Stockholder will (A) to the extent applicable, be considered the Eligible Tag-Along Stockholder for purposes of Section 4.4 or Holder entitled to exercise registration rights under Article V, as applicable; and (B) be considered the Financial Investor (if applicable) and entitled to exercise the rights of a Financial Investor pursuant to Article X (subject to the right of such Financial Investor to assign its actual right to purchase to its Parent Stockholder(s)); and

(iv) In the event of any Transfer as a result of the application of Section 1.3(d)(ii) above, the Eligible Tag-Along Stockholders pursuant to Section 4.4 will have the right to directly Transfer Shares in such transaction solely to the extent such Eligible Tag-Along Stockholders would have such right with respect to a direct Transfer to such transferee by the Record Holder Stockholder of the same number of Shares deemed transferred pursuant to Section 1.3(d)(ii).

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1 Boards of Directors.

(a) [Reserved].

(b) [Reserved].

(c) Board Representation. Unless both Sponsors otherwise agree in writing:

(i) The Carlyle Entities will have the right to nominate a number of individuals for election to the Company Board equal to the Carlyle Board Representation Number (with each of such individuals being nominated by the Carlyle Sponsor and/or such other Carlyle Entities as the Carlyle Sponsor shall from time to time designate in writing to the Company) (each, a “Carlyle Nominee”) and the H&F Entities will have the right to nominate a number of individuals for election to the Company Board equal to the H&F Board Representation Number (with each of such individuals being nominated by the H&F Sponsors and/or such other H&F Entities as the H&F Sponsors shall from time to time designate in writing to the Company) (each, an “H&F Nominee”).

(ii) For so long as the Carlyle Entities or the H&F Entities have the right to nominate any Carlyle Nominee or any H&F Nominee, respectively, in connection with each election of Directors, (A) the Company shall nominate each such Carlyle Nominee or H&F Nominee, as the case may be, for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and shall provide the highest level of support for the election of each such Carlyle Nominee or H&F Nominee, as the case may be, as it provides to any other individual standing for election as a Director as part of the Company’s slate of Directors, and the Company Board shall recommend that the stockholders of the Company elect to the Company Board each such Carlyle Nominee or H&F Nominee, and (B) the Company shall include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors only (1) the H&F Nominees nominated by the H&F Entities in accordance with this Section 2.1, (2) the Carlyle Nominees nominated by the Carlyle Entities in accordance with this Section 2.1 and (3) the other Director nominees (if any) nominated by the Company Board (or a committee thereof), provided that each of such other Director nominees shall be (A) an Independent Director unanimously approved by the Carlyle Entities (but only if the Carlyle Entities then have a right to nominate a Carlyle Nominee) and the H&F Entities (but only if the H&F Entities then have a right to nominate an H&F Nominee) (in each case, such approval not unreasonably to be withheld) or (B) the individual then serving as the chief executive officer of the Company. For so long as the Carlyle Entities or the H&F Entities have the right to nominate any Carlyle Nominee or any H&F Nominee, respectively, the Company Board (and any committee thereof) shall not nominate (and the Company shall not include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors) a number of nominees for any election of Directors that exceeds nine (9) Directors, and the size of the Company Board shall not exceed nine (9) Directors, unless the Carlyle Entities (but only if the Carlyle Entities then have a right to nominate a Carlyle Nominee) and the H&F Entities (but only if the H&F Entities then have a right to nominate an H&F Nominee) have otherwise agreed in writing. For so long as the Company’s certificate of incorporation shall provide for the division of directors into three classes, the Company Board shall determine which director class each director shall serve and shall apportion such nominees among the classes so as to maintain the number of Carlyle Nominees and H&F Director Nominees in each class as nearly equal as possible.

(iii) If, from time to time, the Carlyle Board Representation Number or the H&F Board Representation Number shall decrease, the Carlyle Entities or the H&F Entities, as applicable, and the Company shall take all necessary action to cause the applicable number of Carlyle Nominees or H&F Nominees, as applicable, to resign or be removed immediately. Subject to the immediately foregoing sentence, in the event that a Carlyle Nominee or an H&F Nominee shall cease to serve as a Director for any reason (including any removal thereof), the Carlyle Entities or the H&F Entities, respectively, shall have the right to appoint another Carlyle Nominee or an H&F Nominee, respectively, to fill any vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Carlyle Nominee or any H&F Nominee, shall not affect the right of the Carlyle Entities or the H&F Entities, as applicable, to designate the Carlyle Nominees or the H&F Nominees, as the case may be, for election pursuant to this Section 2.1(c) in connection with any future election of Directors.

(iv) Each Financial Investor that holds, or otherwise has voting control over, Voting Securities agrees with the Company (and only with the Company) that it shall vote or cause to be voted all of such Voting Securities in favor of each individual standing for election as a director of the Company as part of the Company’s slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors in accordance with this Section 2.1(c) and whose election the Company Board has recommended.

(d) Subsidiary Boards. The Company agrees with each of the Sponsors that for so long as both the Carlyle Entities and the H&F Entities have the right to nominate at least one Director pursuant to this Section 2.1, if any H&F Nominee or Carlyle Nominee serves on the board of directors (or equivalent governing body) of any Subsidiary of the Company, then unless otherwise agreed by the Sponsors, the Company shall cause such board of directors (or equivalent governing body) to be comprised of the same members as the Company Board.

(e) Other Board of Directors Matters.

(i) The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Company Board and any committees thereof, including travel, lodging and meal expenses.

(ii) The Company shall obtain, for each director nominated by a Sponsor Investor Group, customary director and officer indemnity insurance on commercially reasonable terms as determined by the Company Board and that is reasonably acceptable to each Sponsor Investor Group that is then entitled to designate or nominate at least one director.

(iii) In addition to any other indemnification rights that the directors have pursuant to the certificate of incorporation and the bylaws (or equivalent governing documents) of the Company, each person nominated by a Sponsor Investor Group to serve on the Company Board in accordance with this Section 2.1 shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement in a form consistent with indemnification agreements customarily entered into between companies and their independent board members.

(f) Board Observer Rights.

(i) For so long as a Limited Investor (x) holds of record and Beneficially Owns at least 5% of the Outstanding Shares and (y) such Limited Investor does not have a a Director nominated by such Limited Investor serving on the on the Company Board, without limitation of or prejudice to any of the rights provided to such Limited Investor hereunder, the Company shall, with respect to such Limited Investor:

(A) give such Limited Investor the right to designate one (1) non-voting board observer who will be entitled to attend all meetings of the Company Board and participate in all deliberations of the Company Board; provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Company Board; provided, further, that Company Board shall be entitled to exclude such observer from such portions of any of its meetings to the extent (x) such observer’s presence would be reasonably likely to result in the waiver of attorney-client (or other similar) privilege, (y) there exists, with respect to any such materials, an actual or potential conflict of interest between such Limited Investor and the Company or (z) the removal of such observer is required under applicable law or the rules of any stock exchange applicable to the Company; and

(B) provide to each such board observer copies of all materials provided to the Company Board at substantially the same time as provided to the members of the Company Board; provided that the Company shall be entitled to redact portions of such materials to the extent that (i) such redaction is reasonably necessary to preserve attorney-client (or other similar) privilege with respect to a matter or to protect highly confidential proprietary information or (ii) there exists, with respect to any such materials, an actual or potential conflict of interest between such Limited Investor and the Company; provided further, that the Company shall not provide any such information to any Limited Investor for such long as such Limited Investor elects not to exercise its right to appoint a non-voting board observer pursuant to Section 2.1(f)(i)(A).

(ii) For so long as a Limited Investor has the right to designate one (1) non-voting board observer to the Company Board pursuant to Section 2.1(f)(i) (the “Limited Investor Board Observer”), if any H&F Nominee or any Carlyle Nominee serves on the board of directors (or equivalent governing body) of any Subsidiary of the Company, then, the Company shall offer to such Limited Investor to include the Limited Investor Board Observer as a non-voting board observer to such board of directors (or equivalent governing body) and at the request of such Limited Investor, the Company shall cause such board of directors (or equivalent governing body) to include such Limited Investor Board

Obersever as a non-voting board observer who will be entitled to attend all meetings of such board of directors (or equivalent governing body) and participate in all deliberations of such board of directors (or equivalent governing body); provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by such board of directors (or equivalent governing body); provided, further, that such board of directors (or equivalent governing body) shall be entitled to exclude such observer from such portions of any of its meetings to the extent (x) such observer’s presence would be reasonably likely to result in the waiver of attorney-client (or other similar) privilege, (y) there exists, with respect to any such materials, an actual or potential conflict of interest between such Limited Investor and the Company or (z) the removal of such observer is required under applicable law or the rules of any stock exchange applicable to the Company. The Company shall provide to each such board observer copies of all materials provided to such board of directors (or equivalent governing body) of the applicable Subsidiary at substantially the same time as provided to the members of such board of directors (or equivalent governing body); provided that the Company or such Subsidiary shall be entitled to redact portions of such materials to the extent that (i) such redaction is reasonably necessary to preserve attorney-client (or other similar) privilege with respect to a matter or to protect highly confidential proprietary information or (ii) there exists, with respect to any such materials, an actual or potential conflict of interest between such Limited Investor and the Company or Subsidiary.

Section 2.2 Board Committees. The Company Board shall establish an Audit Committee and a Compensation Committee and any other committee of the Company Board that may be formed upon the approval of the Company Board, with such powers and rights as are determined by the Company Board, and with such composition as is determined by the Company Board; provided that, (a) until such time as the Carlyle Entities are no longer entitled to nominate any directors pursuant to Section 2.1, to the extent permitted by Law and the rules of any stock exchange on which the Shares may be listed, the Carlyle Entities shall be entitled to appoint at least one member to each committee of the Company Board, (b) until such time as the H&F Entities are no longer entitled to nominate any directors pursuant to Section 2.1, to the extent permitted by Law and the rules of any stock exchange on which the Shares may be listed, the H&F Entities shall be entitled to appoint at least one member to each committee of the Company Board and (c) if and for so long as both the Carlyle Entities and the H&F Entities are entitled to nominate directors to the Company Board pursuant to Section 2.1, the Carlyle Entities and the H&F Entities, respectively, shall be entitled to appoint the same number of directors to each committee of the Company Board; provided, however, that if the H&F Board Representation Number is three and the Carlyle Board Representation Number is one, the H&F Entities may designate one additional member to each committee of the Company Board. Until such time as the Blue Spectrum Entities and GIC Entities are no longer entitled to designate (x) non-voting board observers pursuant to Section 2.1, the Blue Spectrum Investor (if the Blue Spectrum Board Representation Number is at least one) and the GIC Investor (if the GIC Board Representation Number is at least one) shall be entitled to receive copies of any materials sent by the Company to the members of any committee of the Company Board in connection with meetings of such committee in the same manner and at the same times as to members of such committee, in each case, if the Carlyle Entities or the H&F Entities have appointed a member to such committee but the Blue Spectrum Investor (if the Blue Spectrum Board Representation Number is at least one) and the GIC Investor (if the GIC Board Representation Number is at least one) has not appointed a member to such committee; provided that, at the request of a majority of the members of any such committee, the Company shall be entitled to redact portions of any materials delivered to the Blue Spectrum Investor or the GIC Investor, as applicable, pursuant to this sentence when and to the extent that such majority determines in good faith that (i) such redaction is reasonably necessary to preserve attorney-client privilege with respect to a matter or to protect highly confidential proprietary information or (ii) there exists, with respect to any such materials, an actual or potential conflict of interest between the Blue Spectrum Investor or the GIC Investor, as applicable, and the Company; and, provided, further, that, for the avoidance of doubt, the Blue Spectrum Investor and/or the GIC Investor may at any time elect in writing not to receive such materials and on receipt of such election, the Company shall cease to provide copies of any materials to the Blue Spectrum Investor and/or the GIC Investor, as applicable, and (y) any directors pursuant to Section 2.1, the Blue Spectrum Investor (if the Blue Spectrum Board Representation Number is at least one) and the GIC Investor (if the GIC Board Representation Number is at least one) shall be entitled to appoint at least one member to any executive committee (or any committee delegated functions customarily delegated to an executive committee) of the Company Board.

Section 2.3 [Reserved].

Section 2.4 [Reserved].

Section 2.5 [Reserved].

Section 2.6 [Reserved].

Section 2.7 No Transfer of Rights. The provisions of this Article II may not be assigned or otherwise conveyed by any Financial Investor other than (a) to its Permitted Transferees or (b) with the prior written consent of all Sponsors; provided, however, that after (x) the fourth (4th) anniversary of the Closing (in the case of the H&F Entities), or (y) the sixth (6th) anniversary of the Closing (in the case of the Carlyle Entities), if any Sponsor Investor Group Transfers all of the Shares held of record and Beneficially Owned by such Sponsor Investor Group to one Person, or group of Affiliates, in accordance with this Agreement, such Sponsor Investor Group may Transfer all its rights under this Article II to such Person or group of Affiliates in connection with such Transfer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company represents and warrants to each of the other parties to this Agreement as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary action, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement.

(c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by the Company in connection with its execution and delivery of this Agreement.

(e) The Company has not granted, and is not a party to, any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement except for any letter agreements entered into with Managers that may modify certain terms and conditions of this Agreement as it applies to such Managers (the “Manager Side Agreements”).

Section 3.2 Representations and Warranties of the Stockholders. Each of the Stockholders, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:

(a) If such Stockholder is not an individual, such Stockholder is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) If such Stockholder is not an individual, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized by all necessary action, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or the performance of such Stockholder’s obligations under this Agreement.

(c) This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d) As of the date hereof, such Stockholder is the Beneficial Owner and record holder of the Shares set forth next to its, his or her respective name (x) on Schedule 1 hereto or (y) in the case of each Initial Manager only, the books and records of the Company.

(e) Such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement except for the Manager Side Agreements.

(f) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Stockholder in connection with its execution and delivery of this Agreement.

(g) If such Stockholder is married, he or she has delivered to the other parties hereto a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (“Spousal Consent”).

(h) [Reserved].

(i) If such Stockholder is CP VI Holdings or an Initial Carlyle Entity, (i) such Stockholder is not a Permitted Co-Investor Transferee, in whole or in part, of any of CP VI Holdings or the other Initial Carlyle Entities and (ii) as of the date hereof, all of the limited partnership interests of CP VI Holdings are held by the Initial Carlyle Entities.

(j) If such Stockholder is an Initial H&F Entity, such Stockholder is not a Permitted Co-Investor Transferee, in whole or in part, of any of the other Initial H&F Entities.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1 General Limitations on Transfers.

(a) Transfers Generally. No Stockholder shall Transfer any Shares or Options held or Beneficially Owned (whether as of the date of this Agreement or subsequently acquired) by such Stockholder, unless such Transfer is made in accordance with the requirements of this Article IV, as may be applicable.

(b) Transfer Books. The Company shall not record upon its books any attempted Transfer of Shares or Options held or Beneficially Owned by any Stockholder to any other Person, except Transfers in accordance with this Agreement, and any attempted Transfer not in accordance with this Agreement shall be null and void ab initio.

(c) Securities Laws Matters. Notwithstanding any other provision of this Agreement, no Stockholder shall Transfer any Shares or Options unless (i) the Transfer is effected pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or “blue sky” laws or (ii) the transferor shall have furnished the Company with such evidence as shall be reasonably acceptable to the Company to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or “blue sky” laws and that the Transfer otherwise complies with any other applicable federal securities laws and state securities or “blue sky” laws and such representations and covenants of the transferor as are reasonably requested by the Company to ensure compliance with any applicable federal securities laws and state securities or “blue sky” laws.

(d) Obligations of Transferees. Except (x) a Transfer of Shares to a Permitted Transferee that involves a direct or indirect Transfer of an interest in the Stockholder but not a direct Transfer of Shares by such Stockholder, (y) sales of Shares pursuant to a registration statement under the Securities Act or (z) subject to Section 4.1(f), under Rule 144 or in an In-Kind Distribution, no Transfer of Shares or Options (other than to the Company or its Subsidiaries or any Stockholder) that would be otherwise permitted pursuant to this Agreement shall be effective unless (i) the transferee shall have executed an appropriate document (a “Joinder Agreement”) substantially in the form attached hereto as Annex A or otherwise in form and substance reasonably satisfactory to the Company confirming that (A) the transferee takes such Shares or Options, as applicable, subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions and (B) the Shares shall bear legends, substantially in the forms required by Section 4.8, and (ii) such Joinder Agreement shall have been delivered to and approved by the Company prior to such transferee’s acquisition of Shares or Options, as applicable, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, each Manager agrees with the Company that such Manager may not Transfer any Options at any time (whether before or after the first anniversary of an IPO) to any Person (for the avoidance of doubt, this sentence does not apply to Shares acquired upon exercise of Options).

(e) [Reserved].

(f) Restrictions on Transfers by the Sponsor Investors. The Sponsor Investors shall not Transfer any Shares or Options to any other Person (other than (x) any Transfer to Permitted Transferees effected in compliance with Section 4.2 or (y) any Charitable IKD made in connection with a Transfer pursuant to Article V), without the prior written consent of all Sponsors, if such Transfer occurs prior to first anniversary of an IPO. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any Sponsor Investor be permitted to Transfer any Shares pursuant to Rule 144 or to effect any distribution or similar Transfer of Shares to its partners, members, stockholders or other equityholders or beneficiaries (an “In-Kind Distribution”) without the prior written consent of all Sponsors, unless and until the earlier of (x) either the H&F Board Representation Number or the Carlyle Board Representation Number is zero (0) or (y) either the H&F Entities, collectively, or the Carlyle Entities, collectively, Beneficially Own less than 10% of the outstanding Shares (other than Charitable IKDs). If and to the extent any Sponsor Investor requests in connection with a Transfer of Shares or Options by such Sponsor Investor that is in compliance with the foregoing provisions of this Section 4.1(f), the Company shall make members of the Company’s management available to meet with prospective transferees, provide for the reasonable inspection of the Company’s facilities and reasonable access to the Company’s financial information and other books and records by prospective transferees, and ensure the cooperation of the Company’s counsel and independent public accountants with any such prospective transferee, all at the cost and expense of such Sponsor Investor and subject to reasonable limitations as to timing of any such inspection and access and, pursuant to confidentiality agreements reasonably acceptable to the Company, the preservation of the Company’s privileged and confidential information.

(g) Restrictions on Transfers by Stockholders Other than Sponsor Investors Prior to the first anniversary of an IPO. Prior to the first anniversary of an IPO, the Managers, the Blue Spectrum Entities and the GIC Entities shall not Transfer any Shares or Options to any other Person without the prior written consent of the Company Board, other than Transfers of Shares (i) to Permitted Transferees pursuant to and in compliance with Section 4.2, (ii) to any other

Person pursuant to and in compliance with Section 4.4, (iii) in a Public Offering pursuant to and in compliance with Article V, (iv) pursuant to and in compliance with any Employee Repurchase Arrangement or (v) in the case of the Blue Spectrum Entities or the GIC Entities only, to any Person that is reasonably acceptable to the Company Board, if and only to the extent that the continued ownership of Shares by the Blue Spectrum Entities or the GIC Entities would (x) adversely impact any of the Blue Spectrum Entities’ or the GIC Entities’, or any of the Blue Spectrum Entities’ or the GIC Entities’ direct or indirect owners’ (as applicable) qualification for benefits under Section 892 of the Code or (y) solely as a result of the continued ownership of the Shares, require any of the Blue Spectrum Entities, or any of their direct or indirect owners, to file an income tax return outside of the Emirate of Abu Dhabi or any of the GIC Entities, or any of their direct or indirect owners, to file an income tax return outside of the Republic of Singapore.

Section 4.2 Permitted Transfers. Subject only to the restrictions in Section 4.1 and this Section 4.2, any Stockholder may Transfer Shares to any Permitted Transferee, in whole at any time or in part from time to time; provided, however, that, if at any time after such a Transfer of Shares by a Stockholder to a Person that is, at such time, a Permitted Transferee, such Person ceases to be a Permitted Transferee of such Stockholder (except as a result of (i) a bona fide restructuring of (x) The Carlyle Group or any one or more business segments or business lines thereof, if such Stockholder or Person is a Carlyle Entity or (y) Hellman & Friedman LLC or any one or more business segments or business lines thereof, if such Stockholder or Person is an H&F Entity, in each case, including any restructuring in connection with an initial public offering or (ii) following any such restructuring contemplated by clause (i), any change of control of any public company that controls such Stockholder or such Person that, as a result of such prior restructuring, is not a change of control of such Person or such Stockholder, respectively), such Person shall transfer such Shares to such Stockholder or a Permitted Transferee of such Stockholder (or, subject to the written consent of all Sponsors, the Company or any other Sponsor Investor) for cash consideration equal to the Fair Market Value of such Shares (or such other consideration (if any) to which such Person and such Stockholder agree); provided, further, that at no time shall the aggregate number of holders of Shares by (1) the Blue Spectrum Entities or the GIC Entities as applicable, exceed twenty (20) at any one time or (2) any Manager Group exceed three (3) at any one time or, in each case, such larger number to which the Company shall consent in writing (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, without the prior written consent of all Financial Investors, (x) no Carlyle Entity may Transfer any Shares pursuant to this Section 4.2 to any Permitted Transferee (other than a Permitted Sponsor Transferee) of such Carlyle Entity and (y) no H&F Entity may Transfer any Shares pursuant to this Section 4.2 to any Permitted Transferee other than a Permitted Sponsor Transferee.

Section 4.3 [Reserved].

Section 4.4 Tag-Along Rights.

(a) Sale Notice. If, at any time (except with the prior written consent of all Financial Investors) prior to the first anniversary of an IPO, any Sponsor Investor Group (the “Stockholder Sellers”) proposes to Transfer any of the Shares held by such Stockholder Sellers (other than any Transfer of Shares (i) to any Permitted Transferee pursuant to and in compliance with Section 4.2, (ii) to the Company or (iii) pursuant to and in compliance with Article V or any

Charitable IKD made in connection with a Transfer pursuant to Article V, then the Stockholder Sellers shall first give written notice (the “Sale Notice”) to each of the Stockholders who are not part of that Sponsor Investor Group (each such other Stockholder, an “Eligible Tag-Along Stockholder”), stating that the Stockholder Sellers desire to make such Transfer, referring to this Section 4.4, specifying the number of Shares proposed to be Transferred by the Stockholder Sellers (the “Offer Shares”), and specifying the price, the form of consideration, name and description of the proposed Transferee (including, to the extent known by the Stockholder Sellers, the controlling Persons of such Transferee) (the “Proposed Transferee”), the other material terms pursuant to which such Transfer is proposed to be made and, if the form of consideration is not solely cash payable in immediately available funds or cash equivalents, to the extent reasonably requested by any Eligible Tag-Along Stockholder that is a Financial Investor, sufficient financial and other information in order for such Eligible Tag-Along Stockholders to reasonably evaluate the consideration proposed to be delivered. Upon the written request by any Eligible Tag-Along Stockholder that is a Financial Investor within five (5) Business Days of delivery of the Sale Notice, the Stockholder Sellers shall use commercially reasonable efforts to provide such other information related to the Proposed Transferee and/or proposed Transfer, as is reasonably requested by such Eligible Tag-Along Stockholder.

(b) Tag-Along Election. Within ten (10) Business Days of the date of receipt of the Sale Notice, each Eligible Tag-Along Stockholder that desires to participate in such Transfer (any Eligible Tag-Along Stockholder that exercises such right, a “Tag-Along Stockholder” and, together with the Stockholder Sellers and all other Persons that are exercising contractual or other rights to Transfer Shares in such transaction, the “Tag-Along Sellers”) shall deliver to the Stockholder Sellers and to the Company a written notice stating how many Shares such Eligible Tag-Along Stockholder elects to Transfer (subject to the following sentences of this Section 4.4(b), such Tag-Along Stockholder’s “Tag-Along Shares”). Subject to this Section 4.4, such Tag-Along Stockholder may Transfer up to a number of Shares equal to its, his or her Tag-Along Pro Rata Portion to such Proposed Transferee on the Same Terms and Conditions as the Stockholder Sellers and subject to the same indemnification (on a several and not joint basis) as the Stockholder Sellers. An election pursuant to the first sentence of this Section 4.4 shall constitute an irrevocable commitment, subject to the terms of this Section 4.4, including Section 4.4(c), by the Tag-Along Stockholder making such election to sell such Tag-Along Shares to the Proposed Transferee if the sale of Offer Shares to the Proposed Transferee occurs on the terms set forth in the Sale Notice. Such terms shall include a maximum number of Shares such Proposed Transferee is willing to purchase, and, in the event that the Proposed Transferee is not willing to acquire all the Shares offered, each Tag-Along Seller shall be cut back pro rata based on the number of Shares such Tag-Along Seller offered to sell in accordance with the terms of Section 4.4(a) or this Section 4.4(b), as applicable, or, in the case of each Tag-Along Seller other than the Stockholder Sellers and the Tag-Along Stockholders, in accordance with such Tag Along Seller’s contract or other right to Transfer. With respect to any Shares for which a Tag-Along Stockholder holds exercisable and vested but unexercised Options, to the extent that such Shares are to be sold pursuant to this Section 4.4, such Tag-Along Stockholder must exercise the relevant Option (which exercise may be conditioned upon the closing of the Transfer pursuant to this Section 4.4 and which may include an exercise effected on a “net exercise” basis to the extent permitted by the terms of such Option) and transfer the relevant Shares (rather than the Option), in each case, net of any amounts required to be withheld by the Company in connection with such exercise. Notwithstanding anything to the contrary set forth in this Agreement, in no event may any Stockholder Transfer any Restricted Shares pursuant to this Section 4.4.

(c) Rights to Transfer.

(i) Third-Party Sale; Tag-Along Buyer. The Stockholder Sellers may not consummate any Transfer that is subject to the provisions of this Section 4.4 unless the Proposed Transferee purchases, within 120 days of the date of the Sale Notice (subject to extension to the extent (x) necessary to obtain required governmental approvals or clearances or (y) approved in writing by all Sponsors) (the “Tag-Along Sale Period”), simultaneously with the purchase of Shares from the Stockholder Sellers, all of the Tag-Along Shares (subject to the cutback in Section 4.4(b)) on the Same Terms and Conditions, which terms and conditions include the same price as set forth in the Sale Notice and otherwise are not materially less favorable than those set forth in the Sale Notice (the “Tag-Along Right”); provided, however, if, prior to consummation, the terms of such proposed Transfer shall change with the result that the per share price shall be different (by more than a de minimis amount) than the per share price set forth in the Sale Notice or the other terms and conditions shall be materially more or less favorable to any Tag-Along Stockholder than those set forth in the Sale Notice (including, for the avoidance of doubt, a material portion of the cash consideration being changed to non-cash consideration, or vice versa), the acceptance by each Tag-Along Stockholder shall be deemed to be revoked, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.4 separately complied with, in order to consummate such Transfer pursuant to this Section 4.4. For purposes of the preceding sentence, the price received by the Stockholder Sellers shall be deemed to include all compensation of any nature and type as is received by the Stockholder Sellers in respect of the Offer Shares. If at the end of the Tag-Along Sale Period, the Transfer has not been completed, the Sale Notice shall be null and void and each Tag-Along Stockholder shall be released from such Tag-Along Stockholder’s obligation in connection with the Sale Notice and it shall be necessary for a separate Sale Notice to be furnished and the terms and provisions of this Section 4.4 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 4.4.

(ii) Sale Agreement. Each Tag-Along Stockholder agrees to cooperate in consummating such Transfer, including by (A) becoming a party to the sale agreement and all other appropriate related agreements on the Same Terms and Conditions as the Stockholder Sellers, (B) delivering, at or before the consummation of such Transfer, the stock certificates for such Shares, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration, and (C) voting or consenting in favor of such transaction (to the extent a vote or consent is required), in each case, on the Same Terms and Conditions as the Stockholder Sellers, and taking any other commercially reasonable necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents.

(iii) Costs and Expenses. Each of the Tag-Along Sellers shall be severally responsible for its proportionate share (apportioned pro rata based on the number of Shares the Tag-Along Sellers are Transferring in such transaction) of the third-party expenses of the Transfer incurred by the Sponsor Investors in connection with such Transfer (except to the extent paid or reimbursed by the Company or the Proposed Transferee) and liabilities for indemnification with respect to breaches of representations and warranties made in connection with such Transfer by the Company or any of its Subsidiaries or by the Tag-Along Sellers with respect to the Company, any of its Subsidiaries or any of the Company’s or its Subsidiaries’ businesses, and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments; provided, however, that all such obligations are on a several and not joint basis to the Tag-Along Sellers based on the number of Shares Transferred by the Tag-Along Sellers in such Transfer. The foregoing notwithstanding, (A) the amount of such obligations and liabilities for which each Tag-Along Seller shall be responsible shall not exceed the consideration actually received by such Tag-Along Seller in such Transfer, (B) a Tag-Along Seller shall not be required to make any representations or warranties in connection with such Transfer except with respect to such Tag-Along Seller, the ownership of and title to its Shares and Options, its organization, its authority and its absence of conflicts and consents, (C) a Tag-Along Seller shall not be responsible for any indemnification obligations and liabilities (other than through escrow or holdback arrangements if the breaching Tag Along Seller indemnifies the other Tag Along Sellers for such liabilities) for breaches of representations and warranties and related escrow or holdback claims made by any other Tag-Along Seller with respect to such other Tag-Along Seller’s (1) ownership of and title to its, his or her Shares, (2) organization, (3) authority or (4) absence of conflicts and consents and any other matter concerning such other Tag-Along Seller, or for breaches of any covenant specifically relating to a Stockholder made by any other Tag-Along Seller, and (D) no Tag-Along Seller that is a Financial Investor shall be required in connection with such Transfer to (x) be subject to any restrictive covenant that the Sponsor Investors are not also subject to or (y) enter into any (1) covenant or agreement not to solicit or hire employees (unless such covenant or agreement (A) excludes portfolio companies of such Financial Investor, except where such Financial Investor directs, encourages or facilitates such solicitation or hiring and (B) excludes general solicitations (e.g., newspaper advertisements and hiring fairs) not targeted at specific employees) or (2) covenant not to compete. All costs and expenses incurred by the Company or its Subsidiaries in connection with the proposed Transfer pursuant to this Section 4.4 (whether or not consummated), including all attorneys’ fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company or its Subsidiaries. Except as otherwise set forth in this Section 4.4(c)(iii), any costs and expenses incurred by or on behalf of any or all Tag-Along Sellers in connection with any proposed Transfer pursuant to this Section 4.4 (whether or not consummated) will be borne by the applicable Tag-Along Seller.

(iv) Securities Law Considerations. Notwithstanding anything to the contrary in this Section 4.4, in the event the consideration to be paid for Shares that are to be sold pursuant to this Section 4.4 includes any securities, and the receipt thereof by a Tag-Along Stockholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Transfer pursuant to this Section 4.4 by the Stockholder Sellers, or (b) the provision to any Tag-Along Stockholder of any specified information regarding the Company or any of its Subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for such Transfer pursuant to this Section 4.4 by the Stockholder Sellers, then (x) if such Tag-Along Stockholder is not a Financial Investor, such Tag-Along Stockholder shall not have the option to sell Shares in such proposed Transfer pursuant to this Section 4.4, and (y) if such Tag-Along Stockholder is a Financial Investor and the Proposed Transferee is not willing to effect such registration or provide such information, such Tag-Along Stockholder shall have the option to sell Shares in such proposed Transfer and receive in lieu of such securities cash in an amount equal to the Fair Market Value of such Shares as of the date such securities otherwise would have been issued. In such event, the Stockholder Sellers shall have the right, but not the obligation, to cause to be paid to such Tag-Along Stockholder in lieu of such securities, against surrender of the Shares which would have otherwise been sold by such Tag-Along Stockholder to the Proposed Transferee in the proposed Transfer, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities otherwise would have been issued in exchange for such Shares.

(v) No Liability. Notwithstanding any other provision contained in this Section 4.4, there shall be no liability on the part of the Company or the Stockholder Sellers in the event that any Transfer of Offer Shares pursuant to this Section 4.4 is not consummated, except to the extent that the Company has failed to comply with Section 4.4. The decision whether to effect a Transfer subject to this Section 4.4 shall be in the sole and absolute discretion of the Stockholder Sellers.

Section 4.5 [Reserved].

Section 4.6 [Reserved].

Section 4.7 [Reserved].

Section 4.8 Additional Provisions Relating to Restrictions on Transfers.

(a) Legends. Each outstanding certificate representing Shares shall bear legends reading substantially as follows:

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A[N] [SECOND AMENDED AND RESTATED] [AMENDED AND RESTATED] STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 10, 2020][NOVEMBER 11, 2019][MAY

11, 2017], AS AMENDED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

(b) Copy of this Agreement. A copy of this Agreement shall be filed with the corporate secretary of the Company, and kept with the records of the Company, and shall be made available for inspection by any holder of Shares at the principal executive offices of the Company.

(c) Termination of Legend Restrictions. The legend required pursuant to Section 4.8(a)(i) shall be removed from any certificates representing Shares following the written request of the holder thereof to the Company if (a) in the opinion of counsel with respect to federal U.S. securities laws (reasonably acceptable to the Company) or such other evidence as shall be reasonably acceptable to the Company, the restriction described in such legend is no longer required in order to assure compliance with the Securities Act and the state securities or “blue sky” laws, or (b) such Shares have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 in accordance with the terms of this Agreement. The legend required pursuant to Section 4.8(a)(ii) shall be removed from any certificates representing any particular Shares following the written request of the holder thereof to the Company if, in the reasonable judgment of the Company, the provisions of this Agreement are no longer applicable to such Shares or this Agreement shall have terminated in accordance with its terms. Whenever a holder shall be entitled to removal of one or both legends required pursuant to Section 4.8(a), the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended Shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of Shares not bearing the relevant legend(s) set forth in Section 4.8(a).

ARTICLE V

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Article V, with respect to the Registrable Securities (as defined below) owned by such Holders.

Section 5.1 Certain Definitions. As used in this Article V and elsewhere in this Agreement:

(a) “Adverse Disclosure” means public disclosure of material non-public information that, in the Company Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made, or incorporated by reference, in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purposes for not disclosing publicly.

(b) “Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

(c) “Blue Spectrum Holder” means any Blue Spectrum Entity or any assignee to whom any Blue Spectrum Entity has transferred rights pursuant to Section 5.9.

(d) “Carlyle Holder” means any Carlyle Entity or any assignee to whom any Carlyle Entity has transferred rights pursuant to Section 5.9.

(e) “Eligible Take-Down Holder” means, except as provided in clause (E) of Section 5.2(d)(ii), each Financial Investor Holder other than the Financial Investor Holder that delivers the Restricted Shelf Take-Down Notice for such Restricted Shelf Take-Down.

(f) “Financial Investor Holder” means any (i) Blue Spectrum Holder, (ii) Carlyle Holder, (iii) GIC Holder or (iv) H&F Holder.

(g) “GIC Holder” means any GIC Entity or any assignee to whom any GIC Entity has transferred rights pursuant to Section 5.9.

(h) “H&F Holder” means any H&F Entity or any assignee to whom any H&F Entity has transferred rights pursuant to Section 5.9.

(i) “Holder” (collectively, “Holders”) means any Stockholder (and any transferee pursuant to Section 5.9 below) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(j) “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

(k) “register”, “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(l) “Registrable Securities” means, as of any date of determination, (x) Shares (other than Restricted Shares) held by a Holder or Third Party Holder, in each case, whether now held or hereafter acquired, including as a dividend or other distribution with respect to, or in exchange or in replacement of, Shares, (y) Shares as of such date then currently issuable upon the conversion, exchange or exercise of any Option, warrant, right or other Equity Security that is held by a Holder or Third Party Holder, and (z) Shares as of such date then currently issuable as a dividend or other distribution with respect to, or in exchange or in replacement of, such Shares; provided, however, that Shares shall cease to be treated as Registrable Securities if (i) a Registration Statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective Registration Statement unless such Shares are acquired and held by a Stockholder who is an affiliate (within the meaning of Rule 144) of the Company, (ii) a Registration Statement on Form S-8 (or any successor form) covering such Shares is effective and either (A) the Holder thereof is not an Affiliate of the Company or (B) such Registration Statement on Form S-8 (or any successor form) covers resales by the Holder thereof, (iii) such Shares are sold pursuant to Rule 144 or 145 (or any analogous successor provision) promulgated under the Securities Act, to the extent new certificates for such Shares not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Shares shall not require registration of such Shares under the Securities Act, (iv) such Shares cease to be outstanding or (v) (A) the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns (excluding any securities covered by clause (ii) of the proviso set forth in this definition of “Registrable Securities”) less than one percent (1%) of the Shares that are outstanding at such time and (B) such Shares are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such Shares) is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of the Company except with respect to any control determined to be established under this Agreement), as reasonably determined by the Company, upon the advice of counsel to the Company. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised Options, to the extent that such Registrable Securities are to be sold pursuant to this Article V, such Holder must exercise, convert or exchange the relevant Option (which may include an exercise effected on a “net exercise” basis to the extent permitted by the terms of such Option) and transfer the relevant underlying Shares that are Registrable Securities rather than the Option (in each case, net of any amounts required to be withheld by the Company in connection with such exercise, conversion or exchange). For the purposes of this Agreement, the number of Registrable Securities held by any Holder or Third Party Holder as of any date includes the number of Shares currently issuable (as contemplated by clause (y) or (z) above) with respect to any Option, warrant, right or other Equity Security held by such Holder or Third Party Holder as of such date.

(m) “Registration Expenses” means any and all expenses incident to performance of or compliance with Article V, including (a) all SEC and stock exchange or trading system or FINRA registration, listing and filing fees and any other fees associated with such filings, (b) all fees and expenses of complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (c) all rating agency fees, (d) all printing, duplicating, messenger and delivery expenses, (e) the fees and disbursements of counsel for the Company and its Subsidiaries and of the Company’s and its Subsidiaries’ independent public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance, (f) if applicable, the reasonable fees and disbursements of one counsel retained by the Demand Holder initiating a Demand Registration, (g) the reasonable fees and disbursements of one counsel and accountant retained by the Stockholders (such counsel and accountant to be chosen by the Stockholders (other than, in the case of any such Demand Holder, the Stockholders who are such Demand Holders or any Affiliates of such Stockholders) by vote of a plurality of the Registrable Securities of such Stockholders being registered) as a group in connection with each such registration, (h) with respect to any registration in which a Sponsor is participating, if neither clause (f) nor clause (g) includes the reasonable fees and disbursements of one counsel retained by such Sponsor, then the reasonable fees and disbursements of one counsel retained by such Sponsor, (i) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the FINRA, (j) internal expenses of the Company and its Subsidiaries (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (k) securities acts liability insurance (if the Company or any of its Subsidiaries elect to obtain such insurance or the underwriters so require) but, in all cases, excluding underwriting discounts and commissions and transfer taxes, if any.

(n) “Shelf Percentage” means, with respect to any Shelf Registration Statement, the greater of the following at the time of the initial filing of such Shelf Registration Statement: (i) the fraction, expressed as a percentage, determined by dividing the number of Registrable Securities (if any) that the Carlyle Holders request to be registered on such Shelf Registration Statement by the total number of Registrable Securities Beneficially Owned as of the date of such initial filing by the Carlyle Holders and (ii) the fraction, expressed as a percentage, determined by dividing the number of Registrable Securities (if any) that the H&F Holders request to be registered on such Shelf Registration Statement by the total number of Registrable Securities Beneficially Owned as of the date of such initial filing by the H&F Holders.

(o) “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 or on Form S-1 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

(p) “Shelf Take-Down” means any offering or sale of Registrable Securities by a Shelf Holder pursuant to a Shelf Registration Statement.

(q) “Sponsor Holder” means any (i) Carlyle Holder or (ii) H&F Holder.

(r) “Third Party Holder” means any holder (other than a Holder) of Shares who exercises contractual rights, or is otherwise permitted by the Company, to participate in a registered offering of Shares.

(s) “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 5.2 Shelf Registration.

(a) Filing. Subject to the Company’s rights under Section 5.2(c) and the limitations set forth in Section 5.2(d), the Company shall (i) use its reasonable best efforts to file and cause to be effective on the first Business Day of the thirteenth calendar month following an IPO, a Shelf Registration Statement with the SEC (which, unless all Sponsor Holders request otherwise, shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC), (ii) promptly (but in any event no later than fifteen (15) days prior to the filing of such Shelf Registration Statement) give written notice of the anticipated date of the filing of such Shelf Registration Statement to all Financial Investor Holders and (iii) promptly (but in any event no later than eight (8) days prior to the filing of such Shelf Registration Statement) give written notice of the anticipated date of the filing of such Shelf Registration Statement (including the Shelf Percentage applicable to such Shelf Registration Statement) to all Holders other than the Financial Investor Holders. The Company further agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the Financial Investor Holder(s) of its intention to file a Shelf Registration Statement; provided, however, the Company shall not be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect. Such Shelf Registration Statement will permit or facilitate the sale and distribution of (x) all or such portion of the Registrable Securities the Financial Investor Holder(s) joining in such registration as are specified in a written demand received by the Company within ten (10) Business Days after such written notice is given to such Financial Investor Holder(s) pursuant to clause (ii) above, (y) all or such portion of the Registrable Securities of any Holder or Holders (other than the Financial Investor Holders) joining in such registration as are specified in a written demand received by the Company within five (5) Business Days after such written notice is given to such other Holders pursuant to clause (iii) above (such amount not in any event to exceed for any such Holder (other than the Sponsor Holders) the Shelf Percentage applicable to such Registration Statement multiplied by the number of Registrable Securities held by such Holder as of the date of such initial filing) (each such Holder and Financial Investor Holder, a “Shelf Holder”) and (z) all or such portion of the Shares of any Third Party Holder that joins in such registration (each such Third Party Holder, a “Third Party Shelf Holder”); provided, however, that if the Company is permitted by applicable law, rule or regulation to add selling stockholders and/or additional Registrable Securities to a Shelf Registration Statement without filing a post-effective amendment, or if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement and the Company is a Well-Known Seasoned Issuer, a Holder may request the inclusion of such Holder’s Registrable Securities (such amount, in the case of any Holder other than a Sponsor Holder, together with all other Registrable Securities of such Holder registered at any time on such Shelf Registration Statement not in any event to exceed the Shelf Percentage of the total Registrable Securities held by such Shelf Holder as of the date of the applicable initial filing) in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 5.3 hereof shall apply instead of this Section 5.2.

(b) Continued Effectiveness. Except as otherwise agreed by all Sponsors, the Company shall use its reasonable best efforts to keep each Shelf Registration Statement filed pursuant to Section 5.2(a) hereof continuously effective under the Securities Act (including by filing and having declared effective an additional Shelf Registration Statement if the then effective Shelf Registration Statement is not permitted to be used pursuant to Rule 415(a)(5) under the Securities Act) in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or have otherwise ceased to be Registrable Securities and (ii) such shorter period as all of the Sponsor Holders may agree with the Company in writing (such period of effectiveness, the “Shelf Period”).

(c) Suspension of Filing or Registration. If the Company shall furnish to the Sponsor Holders that have requested inclusion of Registrable Securities in such Shelf Registration Statement, a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of a Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than sixty (60) days after the receipt of such certificate or such longer period as such Sponsor Holders shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation for filing and effectiveness) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by all Sponsors, the Company shall not be permitted to exercise more than two (2) Shelf Suspensions pursuant to this Section 5.2(c) and Demand Delays pursuant to Section 5.3(a)(ii) in the aggregate, or aggregate Shelf Suspensions pursuant to this Section 5.2(c) and Demand Delays pursuant to Section 5.3(a)(ii) of more than an aggregate of ninety (90) days, in each case, during any twelve-month (12) period. The Company shall deliver a copy of such certificate to each of the Shelf Holders and each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect and such certificate and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Company; provided, however, that each Shelf Holder may disclose such information to Persons and in circumstances to whom and in which, as applicable, Section 7.2 would permit disclosure of the terms of this Agreement. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Shelf Holders of a majority of the Registrable Securities then outstanding.

(d) Shelf Take-Downs.

(i) Right to Initiate and Participate in Shelf Take-Downs. A Shelf Take-Down may be initiated by any Shelf Holder; provided that, subject to the terms and limitations of this Article V, only one or more Financial Investors may initiate a Marketed Underwritten Shelf Take-Down pursuant to Section 5.2(d)(iii) or request that a Shelf Take-Down be effected by means of an underwritten offering pursuant to Section 5.2(d)(iv) and, provided, further, that none of the GIC Holders or Blue Spectrum Holders (as applicable) may initiate a Shelf Take-Down if any of the GIC Holders or Blue Spectrum Holders, respectively, have participated in any sale of Registrable Securities pursuant to this Article V during the prior six months. Except with respect to Restricted Shelf Take-Downs to the extent provided by Section 5.2(d)(ii) and Marketed Underwritten Shelf Take-Downs, no Shelf Holder initiating a Shelf Take-Down shall be required to permit the offer and sale of Registrable Securities by any other Shelf Holder in connection with such Shelf Take-Down.

(ii) Restricted Shelf Take-Downs.

(A) Subject to clause (E) below, with respect to each Shelf Take-Down (other than a Marketed Underwritten Shelf Take-Down) that is initiated by a Financial Investor Holder (a “Restricted Shelf Take-Down”), such Financial Investor Holder shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to the Company and each Eligible Take-Down Holder with respect to such Restricted Shelf Take-Down as far in advance of such Restricted Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Restricted Shelf Take-Down, which Restricted Shelf Take-Down Notice shall set forth (I) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (II) the expected plan of distribution of such Restricted Shelf Take-Down, (III) the fraction, expressed as a percentage, determined by dividing the number of Registrable Securities anticipated to be sold by such Financial Investor Holder in such Restricted Shelf Take-Down by the total number of Registrable Securities held by such Financial Investor Holder (the “Shelf Take-Down Percentage”), (IV) an invitation to each Eligible Take-Down Holder to elect (Eligible Take-Down Holders who make such an election being “Take-Down Tagging Holders” and, together with such Financial Investor Holder, and all Third Party Shelf Holders that exercise a contractual or other right to Transfer Shares in connection with such Restricted Shelf Take-Down, the “Restricted Take-Down Selling Holders”) to include in the Restricted Shelf Take-Down Registrable Securities held by such Take-Down Tagging Holder and registered on such Shelf Registration Statement and (V) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each Eligible Take-Down Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Eligible Take-Down Holder to be sold in such Restricted Shelf Take-Down). For the avoidance of doubt, it is understood that the Restricted Shelf Take-Down Notice need not include the price per Registrable Security or the other terms and conditions with respect to payment for the Registrable Securities to be sold in such Restricted Shelf Take-Down. Each Financial Investor Holder further agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the other Financial Investor Holders that are Eligible Take-Down Holders of such first Financial Investor Holder’s intention to deliver a Restricted Take-Down Notice; provided, however, that no Financial Investor Holder shall be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect.

(B) Subject to clause (E) below, upon delivery of a Restricted Shelf Take-Down Notice, each Eligible Take-Down Holder may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by such Financial Investor Holder, by sending an irrevocable written notice (a “Restricted Take-Down Participation Notice”) to such Financial Investor Holder within the time period specified in such Restricted Shelf Take-Down Notice (which shall be no sooner than five (5) days after such Sponsor Holder’s delivery of the applicable Restricted Shelf Take-Down Notice), indicating its, his or her election to sell up to the number of Registrable Securities in the Restricted Shelf Take-Down specified by such Eligible Take-Down Holder in such Restricted Take-Down Participation Notice (subject to the limitations in Section 5.2(d)(ii)(C) and, if applicable, Section 5.2(d)(iv)). Following the time period specified in such Restricted Shelf Take-Down Notice, each Take-Down Tagging Holder that has delivered a Restricted Take-Down Participation Notice shall be permitted to sell in such Restricted Shelf Take-Down on the terms and conditions set forth in the Restricted Shelf Take-Down Notice, concurrently with such Financial Investor Holder and the other Restricted Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to Section 5.2(d)(ii)(C). For the avoidance of doubt, in the event that a Restricted Shelf Take-Down contemplates the distribution of Registrable Securities by means of an underwritten offering, it is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in a Restricted Shelf Take-Down pursuant to this Section 5.2(d)(ii), each Take-Down Tagging Holder must comply with Section 5.2(d)(iv).

(C) Subject to clause (F) below, each of the Restricted Take-Down Selling Holders shall be entitled to sell in the Restricted Shelf Take-Down a number of Registrable Securities calculated as follows:

(1) first there shall be allocated to each Restricted Take-Down Selling Holder a number of Registrable Securities equal to the lesser of (A) the maximum number of Registrable Securities such Restricted Take-Down Selling Holder has elected to sell in the Restricted Shelf Take-Down in its, his or her Restricted Shelf Take-Down Notice or Restricted Take-Down Participation Notice and (B) the number of Registrable Securities determined by multiplying (x) the number of Registrable Securities subject to the Restricted Shelf Take-Down by (y) a fraction the numerator of which is the number of Registrable Securities held by such Restricted Take-Down Selling Holder and the denominator of which is the total Registrable Securities held by all Restricted Take-Down Selling Holders (the “Pro Rata Take-Down Share”); and

(2) any remaining Registrable Securities subject to the Restricted Shelf Take-Down shall be allocated to the Restricted Take-Down Selling Holders that elected to sell in excess of their Pro Rata Take-Down Share, pro rata to such Restricted Take-Down Selling Holders based upon such Restricted Take-Down Selling Holders’ relative Pro Rata Take-Down Shares (subject, in the case of each Restricted Take-Down Selling Holder, to the maximum number of Registrable Securities contemplated in Section 5.2(d)(ii)(C)(1)(A)), or as such Restricted Take-Down Selling Holders may otherwise agree in writing among themselves.

(D) Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations as to whether to complete any Restricted Shelf Take-Down and as to the timing, manner, price and other terms of any Restricted Shelf Take-Down shall be at the sole discretion of the initiating Financial Investor Holder. In furtherance of this Section 5.2(d)(ii), each of the Financial Investors agrees to reasonably cooperate with each of the Eligible Take-Down Holders (as applicable from time to time) to establish notice, delivery and documentation procedures and measures to facilitate such Eligible Take-Down Holder’s participation in future potential Restricted Shelf Take-Downs pursuant to this Section 5.2(d)(ii).

(E) Anything in this Section 5.2(d) to the contrary notwithstanding, any Restricted Shelf Take-Down must involve the offer and sale by the Financial Investor Holders initiating such Restricted Shelf Take-Down of Registrable Securities having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $75,000,000 unless such Restricted Shelf Take-Down is for all of the Registrable Securities then held by such Financial Investor Holders and their Permitted Transferees (in which case there is no minimum other than the inclusion of all of such Registrable Securities).

(iii) Marketed Underwritten Shelf Take-Downs. Subject to clauses (D) and (E) below, if the Company shall receive from a Financial Investor Holder a written notification (a “Marketed Take-Down Notice”) that a Shelf Take-Down by such Financial Investor Holder contemplates the distribution of Registrable Securities by means of an underwritten offering that will involve a customary “road show” (including any “electronic road show”) or other substantial marketing efforts by the underwriter or underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf Take-Down”), the Company will:

(A) promptly (but in no less than ten (10) Business Days prior to the expected date of consummation of such Marketed Underwritten Shelf Take-Down) give written notice of the proposed Marketed Underwritten Shelf Take-Down to all other Shelf Holders; and

(B) use its reasonable best efforts to effect such Marketed Underwritten Shelf Take-Down as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Financial Investor Holders’ Registrable Securities as are specified in such Marketed Take-Down Notice, together with all or such portion of the Registrable Securities registered on such Shelf Registration Statement of any other Shelf Holders joining in such Marketed Underwritten Shelf Take-Down as are specified in a written notice received by the Company within ten (10) Business Days after such written notice is given by the Company pursuant to Section 5.2(d)(iii)(A), in each case except as set forth in Section 5.2(d)(iv) below.

(C) Each Financial Investor Holder further agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the other Financial Investor Holders that are Shelf Holders of such first Financial Investor Holder’s intention to deliver a Marketed Take-Down Notice; provided, however, that no Financial Investor Holder shall be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect.

(D) Anything in this Section 5.2(d) to the contrary notwithstanding, any Marketed Underwritten Shelf Take-Down must involve the offer and sale by the Financial Investor Holders initiating such Restricted Shelf Take-Down of Registrable Securities having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $100,000,000.

(E) Anything in this Section 5.2(d) to the contrary notwithstanding, (1) the GIC Holders (collectively) shall only be entitled to initiate a total of one Marketed Underwritten Shelf Take-Down or one Demand Registration in aggregate, (2) the Blue Spectrum Holders (collectively) shall only be entitled to initiate a total of one Marketed Underwritten Shelf Take-Down or one Demand Registration in aggregate and (3) the GIC Holders and the Blue Spectrum Holders cannot deliver a Marketed Take-Down Notice or a written demand for Demand Registration prior to the second anniversary of the IPO.

(iv) Underwriting. If a Financial Investor Holder delivering a Restricted Shelf Take-Down Notice or a Marketed Take-Down Notice intends to distribute the Registrable Securities in such Shelf Take-Down by means of an underwritten offer, it shall so advise the Company and the Eligible Take-Down Holders in such Restricted Shelf Take-Down Notice or the Company in such Marketed Take-Down Notice, as applicable (and, in the case of a Marketed Take-Down Notice, the Company shall include such information in the written notice referred to in Section 5.2(d)(iii)(A)). In such event, the right of any Shelf Holder to participate in such Shelf Take-Down pursuant to this Section 5.2(d) shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Sponsors (and if the Financial Investor Holder initiating such offering is an Blue Spectrum Holder or a GIC Holder, such Holder) will cooperate in good faith to mutually select the underwriter or underwriters for such offer; provided that, a Sponsor will not be entitled to participate in the selection of the underwriter or underwriters unless the Restricted Take-Down Selling Holders include at least one member of such Sponsor’s Sponsor Investor Group. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute Registrable Securities through such underwriting, enter into an underwriting agreement in customary form with such underwriter or underwriters, and each Shelf Holder participating in such underwriting shall perform its obligations under such underwriting agreement. Notwithstanding any other provision of this Section 5.2(d), if the underwriter or underwriters shall advise the Company and the Financial Investor Holders participating in such Shelf Take-Down that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of Shares to be underwritten, then the Company shall so advise all Shelf Holders participating in such Shelf Take-Down pursuant to this Section 5.2(d), and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated in the following manner: first, among the Shelf Holders participating in such Shelf Take-Down on a pro rata basis based on the total number of Registrable Securities held by such Holders, and second, among any Third Party Shelf Holders that are exercising a contractual or other right to dispose of Shares in such underwriting thereof and the Company on a pro rata basis based on the total number of Shares held by such Third Party Shelf Holders or proposed to be offered by the Company. No Registrable Securities or other Shares excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

Section 5.3 Demand Registration.

(a) Financial Investor Holders’ Demand for Registration. If, (i) after the earlier of (x) the twelfth calendar month following the IPO and (y) such other date as may be agreed in writing by all Sponsors, the Company shall receive from one or more of the Sponsor Holders or (ii) after the second anniversary of the IPO, the Company shall receive from one or more of the Blue Spectrum Entities or the GIC Entities (as applicable, the Sponsor Holders, together with, subject to the limitations in this Section 5.3, the Blue Spectrum Entities and the GIC Entities, each a “Demand Holder”) a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities of such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $100,000,000, the Company will:

(i) promptly (but in any event no less than ten (10) days prior to the date such registration becomes effective under the Securities Act) give written notice of the proposed registration to all other Holders; and

(ii) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Demand Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such Demand Registration as are specified in a written demand received by the Company within five (5) days after such written notice is given by the Company pursuant to Section 5.3(a)(i) (provided, that such period for responding shall be ten (10) Business Days if the distribution of Registrable Securities in connection therewith will be by means of an underwritten offering that will involve a customary “road show” (including any “electronic road show”) or other substantial marketing efforts by the underwriter or underwriters over a period of at least 48 hours), except as set forth in Section 5.3(b) below; provided that the Company shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 5.3 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Company shall furnish to such Demand Holder and the Sponsors a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days (or such longer period as may be agreed upon by such Demand Holder) within which to file such Registration Statement; provided, however, that the Company shall not exercise more than two (2) Demand Delays pursuant to this Section 5.3(a)(ii) and Shelf Suspensions pursuant to Section 5.2(c) in the aggregate, or aggregate Demand Delays pursuant to this Section 5.3(a)(ii) and Shelf Suspensions pursuant to Section 5.2(c) of more than an aggregate of ninety (90) days, in each case, during any twelve-month (12) month period. The Company shall deliver a copy of such certificate to each of the Holders and such Holders shall keep confidential the fact that a Demand Delay is in effect and the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by the Company; provided, however, that each Shelf Holder may disclose such information to Persons and in circumstances to whom and in which, as applicable, Section 7.2 would permit disclosure of the terms of this Agreement.

Each Financial Investor Holder further agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the other Financial Investor Holder(s) of such first Financial Investor Holder’s intention to deliver to the Company a Demand Registration notice; provided, however, that no Financial Investor Holder shall be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect.

(b) Underwriting. If the Demand Holder intends to distribute the Registrable Securities covered by its demand by means of an underwritten offer, it shall so advise the Company as part of its demand made pursuant to this Section 5.3, and the Company shall include such information in the written notice referred to in Section 5.3(a)(i). In such event, the right of any Holder to participate in such registration pursuant to this Section 5.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Sponsors (and, if the Demand Holder is a Financial Investor Holder other than a Sponsor Investor, such Demand Holder) will cooperate in good faith to mutually select the underwriter or underwriters for such offer; provided that, a Sponsor will not be entitled to participate in the selection of the underwriter or underwriters unless at least one member of such Sponsor’s Sponsor Investor Group proposes to include its Registrable Securities in such offering. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Demand Holder and reasonably satisfactory to the Company, and each Holder participating in such underwriting shall perform its obligations under such underwriting agreement. Notwithstanding any other provision of this Section 5.3, if the underwriter shall advise the Company and the Sponsors (and, if the Demand Holder is a Financial Investor other than a Sponsor Investor, such Demand Holder) participating in such underwritten offering that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner (except as all Sponsors (and, if the Demand Holder is a Financial Investor other than a Sponsor Investor, such Demand Holder) otherwise may agree in writing): first, among the Holders participating in such underwritten offering on a pro rata basis based on the total number of Registrable Securities held by such Holders, and second, among any Third Party Holders that are exercising a contractual or other right to dispose of Shares in such underwriting thereof and the Company on a pro rata basis based on the total number of Shares held by such Third Party Holders or proposed to be offered by the Company. No Registrable Securities or other Shares excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration or proposed to be offered by the Company.

(c) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for (x) not less than one hundred eighty (180) days (or if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein (the applicable period, the “Demand Period”).

(d) Right to Terminate or Withdraw a Demand Registrations. A Demand Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon delivery of a notice by the Sponsors (and, if the Demand Holder is a Financial Investor other than a Sponsor Investor, such Demand Holder) participating in such Demand Registration to the following effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. In addition, any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 5.3(a)(ii) may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement.

(e) Limitation on Certain Demand Holders. Notwithstanding anything to the contrary in this Agreement, (x) under no circumstances shall the Company be obligated to effect a Demand Registration by any Blue Spectrum Entity or GIC Entity prior to the two year anniversary of the IPO and (y) the right of the Blue Spectrum Holders and the GIC Holders to request a Demand Registration is subject to clause (E) of Section 5.2(d)(iii).

Section 5.4 Piggyback Registration.

(a) Registrations. If at any time or from time to time, the Company shall determine to register any of its Equity Securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities or preferred stock of the Company or any of its Subsidiary that are convertible or exchange for Shares and that are initially issued pursuant to Rule 144A (or any analogous successor provision) and/or Regulation S (or any analogous successor provision) promulgated under the Securities Act may resell such notes or preferred stock and sell the Shares into which such notes may be converted or exchanged or (6) a registration pursuant to Section 5.2 or Section 5.3 hereof, the Company will:

(i) promptly (but in no event less than ten (10) days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in Section 5.4(b) below (provided, that such period for providing a written request shall be ten (10) Business Days if the distribution of Registrable Securities in connection therewith will be by means of an underwritten offering that will involve a customary “road show” (including any “electronic road show”) or other substantial marketing efforts by the underwriter or underwriters over a period of at least 48 hours).

The Company further agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the Financial Investor Holders of its intention to deliver a notice pursuant to clause (i); provided, however, that the Company shall not be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect. Notwithstanding the foregoing, this Section 5.4 shall not apply to any Holder with respect to any such registration unless one or more of the Sponsor Investors elect to participate in such registration.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.4(a)(i). In such event the right of any Holder to participate in such registration pursuant to this Section 5.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, and each Holder participating in such underwriting shall perform its obligations under such underwriting agreement. Notwithstanding any other provision of this Section 5.4, if the underwriters shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 5.4. The Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company and second, to the Holders and any Third Party Holders exercising a contractual or other right to dispose of Registrable Securities in such underwriting on a pro rata basis based on the total number of Shares held by such Persons. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. No Registrable Securities or other Shares excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Notwithstanding anything to the contrary herein, the Sponsors acting together may mutually waive the rights of Holders under this Section 5.4 to include any Registrable Securities in a registration so long as none of the Sponsor Investors include Registrable Securities in such registration.

(c) Right to Terminate or Withdraw a Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

Section 5.5 Expenses of Registration. All Registration Expenses incurred in connection with all registrations effected pursuant to Section 5.2, Section 5.3 or Section 5.4, shall be borne by the Company. For the avoidance of doubt, it is understood that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

Section 5.6 Obligations of the Company. Whenever required under this Article V to effect the registration or offering of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective for (x) not less than one hundred eighty (180) days (or if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c) permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(d) furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) in the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement and any related agreements, in usual and customary form, with the managing underwriter(s) of such offering;

(f) notify each Sponsor Holder (and, in connection with any Demand Registration for which the Demand Holder is a Financial Investor other than a Sponsor Investor, such Demand Holder) of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(g) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(j) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(k) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.2(b) and Section 5.3(c), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;

(l) obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(m) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n) use its reasonable best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange or automated quotation system on which the Shares are then listed;

(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(q) use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

(r) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

Section 5.7 Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, stockholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification, compliance or sale effected pursuant to this Article V, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, offering circular, free writing prospectus or other document incident to any such registration, qualification, compliance or sale effected pursuant to this Article V, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (including pursuant to Section 5.6(k)) that the Company (the undertaking of any underwriter in connection with any such offering of Registrable Securities being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, trustee, employee, partner, manager, member, stockholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

(b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this Article V) does hereby undertake (severally and not jointly) to indemnify and hold harmless the Company, each of its officers, directors, employees, stockholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter of the Registrable Securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, trustees, employees, partners, managers, members, stockholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such officer, director, trustee, employee, partner, manager, member, stockholder, beneficiary, affiliate, agent and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the proceeds (after underwriting discounts and commissions) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 5.7(b).

(c) Each party entitled to indemnification under this Section 5.7 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party, and provided that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.

(d) In order to provide for just and equitable contribution in case the indemnification contemplated by Section 5.7(a) or Section 5.7(b) is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions;

provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the proceeds (after underwriting discounts and commissions) received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.7(d). For the avoidance of doubt, it is understood that if and to the extent indemnification is available under this Section 5.7, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 5.7(a) and Section 5.7(b) hereof without regard to the provisions of this Section 5.7(d).

(e) The indemnities and contribution provided in this Section 5.7 shall survive the transfer of any Registrable Securities by such Holder.

Section 5.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

Section 5.9 Transfer of Registration Rights. The rights contained in Section 5.2, Section 5.3 or Section 5.4 hereof to cause the Company to register the Registrable Securities may be assigned or otherwise conveyed by a Holder pursuant to a Transfer of Shares or Options solely if and to the extent such Transfer is permitted under Article IV. Any assigned or conveyance in derogation of the foregoing shall be null and void ab initio.

Section 5.10 Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article V.

Section 5.11 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of all Sponsors, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder to (a) require the Company to effect a registration or (b) include any Shares in any registration filed under Section 5.2, Section 5.3 or Section 5.4 hereof, unless, in each case, under the terms of such agreement, such holder or prospective holder may include such Shares in any such registration only to the extent that the inclusion of such Share will not diminish the amount of Registrable Securities that are included in such registration.

Section 5.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company, following an IPO, agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its Securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Securities without registration.

Section 5.13 “Market Stand Off” Agreement. Each Holder hereby agrees that during such period (which period shall in no event exceed (x) in the case of an IPO, one hundred eighty (180) days or (y) otherwise, ninety (90) days) following the effective date of a Registration Statement of the Company filed under the Securities Act with respect to an IPO or any registration in which any Sponsor Holder is participating (or with respect to which all Sponsors agree in writing that this Section 5.13 should apply) (or, if later in the case of an Marketed Underwritten Shelf Take-Down, the date the underwriting agreement for such Marketed Underwritten Shelf Take-Down is entered into) as requested by the Company or any underwriter or underwriters of such underwritten offering, such Holder and its Affiliates shall not, to the extent requested by the Company and/or any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), any Shares, Options or other securities exercisable or exchangeable for, or convertible into, Shares, in each case held by it at any time during such period, except for Shares included in such registration; provided that any release from such agreement shall be effected among the Holders on a pro rata basis according to the Shares then Beneficially Owned by them. Each Holder agrees that it shall deliver to the underwriter or underwriters of any offering to which clause (i) or (ii) is applicable a customary agreement reflecting its agreement set forth in this Section 5.13.

Section 5.14 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register Registrable Securities under Section 5.2, Section 5.3 or Section 5.4 hereof shall terminate as to any Holder on the date such Holder no longer holds any Registrable Securities.

ARTICLE VI

[RESERVED]

ARTICLE VII

OTHER COVENANTS

Section 7.1 No Voting or Conflicting Agreements. No Stockholder shall enter into or agree to be bound by any voting trust with respect to any Shares or Options, nor, at any time, shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Shares or Options (other than agreements with the Company entered into in respect of grants of securities under any equity incentive plan or other employee stock option or equity plan or agreement (each, an “Employee Equity Arrangement”) approved by the Company Board), in either case to the extent inconsistent with the provisions of this Agreement. The foregoing prohibition includes agreements or arrangements with respect to the acquisition, disposition or voting of Shares or Options inconsistent with the provisions of this Agreement. No Stockholder shall act, at any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares or Options in any manner that is inconsistent with the provisions of this Agreement.

Section 7.2 Confidentiality. The terms of this Agreement shall be confidential and no party to this Agreement shall disclose to any Person not a party to this Agreement any of the terms of this Agreement or any other confidential information concerning any of the Financial Investors or the Company and its Subsidiaries obtained pursuant to this Agreement, other than (a) to its employees, auditors, investors, Affiliates, partners, creditors, advisors, counsel or any rating agencies that are reviewing securities or loans issued by such Stockholder, in each case, to the extent such disclosure reasonably relates to the administration of the investment represented by the Shares and who agree to keep such information confidential, (b) as may be required by applicable law (including under the Securities Act or the Exchange Act), this Agreement, or exchange listing requirements, (c) in connection with any litigation among the parties hereto, (d) to negotiate and effect a Transfer permitted under this Agreement, (e) to any governmental authority having jurisdiction to regulate the business of such party or an affiliate of such party, or (f) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests.

Section 7.3 [Reserved].

Section 7.4 Expense Reimbursement. After the Closing, the Company will, and will cause its respective Subsidiaries to, pay directly or reimburse, or cause to be paid directly or reimbursed, the Financial Investors and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred by the Financial Investors and their respective Affiliates in connection with the monitoring of their investments in the Company, or in order to make SEC and other legally required filings relating to the ownership, directly or indirectly, of equity securities of the Company, its controlling persons or its subsidiaries by any Financial Investor or its Affiliates, including (a) fees and actual and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such Financial Investors or any of their Affiliates, (b) reasonable costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Financial Investors or any of their respective Affiliates and (c) transportation, word processing expenses or any similar expense not associated with their or their Affiliates’ ordinary operations; provided, however that this Section 7.4 shall no longer apply to any Financial Investor or any of its Affiliates after such time as such Financial Investor, together with its Affiliates, ceases to hold of record and Beneficially Own at least 5% of the outstanding Shares. All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by the relevant Financial Investor or Affiliate thereof promptly upon or as soon as practicable following request for reimbursement and delivery to the Company of any supporting documentation reasonably requested by the Company.

Section 7.5 Notice of Secondary Debt Purchases. In the event that any Financial Investor or any of its Subsidiaries that is not a Portfolio Company acquires debt securities of, or loans to, the Company or any of its Participation Subsidiaries after the Closing on the secondary market, such Financial Investor shall give written notice of such acquisition to each of the other Financial Investors within three (3) Business Days of the settlement of such acquisition. “Participation Subsidiaries” means the Subsidiaries of the Company that are (i) wholly owned by one or more of (A) the Company, (B) one or more Subsidiaries of the Company and (C) one or more Stockholders or (ii) offering Equity Securities to offerees that including any Financial Investor.

Section 7.6 Corporation Status. Unless all of the Financial Investors otherwise agree in writing, the Company shall not make an election to be treated as an entity other than a corporation for U.S. federal income tax purposes (a “Corporate Entity”) unless it is wholly-owned by another Corporate Entity.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification of Financial Investors. The Company will, and will cause their respective Subsidiaries to, jointly and severally, indemnify, exonerate and hold the Financial Investors and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the Closing (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim by any Person (other than the Company or any of its Subsidiaries) against any Indemnitee (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) any actual or alleged fiduciary or similar duties to the Company, any of its Subsidiaries (including Jaguar I) or their respective current or former stockholders arising from such Financial Investor’s, or its Affiliates’ ownership of Shares or other securities of the Company or any of its Subsidiaries or such Financial Investor’s, or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Financial Investors’ or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries. The Company will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this Article VIII, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company or its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the terms of this Article VIII, may, without the consent of such Indemnitee (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that any sums payable in connection with such settlement are paid in full by the Company and/or its Subsidiaries. Notwithstanding anything to the contrary set forth herein, in no event shall the Company or any of its Subsidiaries have any liability to any Indemnitee for any Indemnified Liabilities arising from any failure of the Company or any of its Subsidiaries to agree to any conditions, restrictions, obligations or requirements in connection with applicable antitrust laws, except to the extent such failure arises in connection with a transaction in which the Company or any of its Subsidiaries is a party and, with respect to any antitrust filing or approval for such transaction, does not involve the failure of such Indemnitee or one or more of its applicable Financial Investors or their Affiliates to properly and timely make any such required filing, or provide accurate and not misleading information to, any governmental antitrust authority.

Section 8.2 Jointly Indemnifiable Claims. The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the certificate of incorporation, as amended, of the Company, (iii) the bylaws, as amended, of the Company, (iv) any director indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Subsidiary of the Company and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Subsidiary of the Company ((i) through (viii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any of its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any of its Subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any of its Subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any of its Subsidiaries, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 8.2, entitled to enforce this Section 8.2 as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 8.2 as though each such Subsidiary was a party to this Agreement. For purposes of this Section 8.2, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Section 8.3 Non-Exclusive Right. The rights of any Indemnitee to indemnification this Article VIII will be in addition to any other rights any such Person may have under any other Section of this Agreement (including Section 5.7) or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries.

ARTICLE IX

[RESERVED]

ARTICLE X

RIGHT TO REPURCHASE SHARES HELD BY MANAGERS

Section 10.1 Call Right.

(a) Except as otherwise agreed to by the Sponsors and a Manager, with respect to all Shares and all other Equity Securities held by a Manager (“Applicable Shares”), as applicable, (i) in connection with any Termination of Service, during the period beginning on the date of a Termination of Service of such Manager’s Applicable Employee and ending on the first anniversary of the later of (a) the date of such Termination of Service or (b) as applicable, the date of the last exercise, exchange or conversion of any portion of any Options or other Equity Securities held by the Manager, or (ii) in connection with any Restrictive Covenant Breach, during the period beginning on the date of such Restrictive Covenant Breach and ending on the first anniversary of such date (as applicable, the “Repurchase Period”), the Company have the option (the “Call Right”) to repurchase the Manager’s Applicable Shares on the terms and subject to the conditions set forth in this Article X. The Call Right may be exercised more than once and for some or all of the Applicable Shares held by the Manager.

Section 10.2 Exercise of Call Right. The Company shall exercise the Call Right (if so elected) by written notice to the Manager within the Repurchase Period, specifying a date within such period on which the Call Right shall be exercised and the number of Shares as to which the Call Right is being exercised. Upon such notification, the Manager shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to Company, free and clear of any Encumbrances. Except as provided below, upon the Company’s receipt of the certificates from the Manager, the Company shall deliver to him, her or it payment of the Repurchase Price (as defined below) for the Shares being purchased.

Section 10.3 Repurchase Price. The purchase price payable by the Company upon exercise of the Call Right (the “Repurchase Price”) will be as follows:

(a) In the event of any Termination of Service other than a Termination of Service by the Company for Cause, the Fair Market Value, as of the date the Call Right is being exercised, of the Shares with respect to which the Call Right is being exercised; and

(b) In the event of any Termination of Service by the Company for Cause, or in connection with any Restrictive Covenant Breach, the lesser of (i) the Fair Market Value, as of the date the Call Right is being exercised, of the Shares with respect to which the Call Right is being exercised and (ii) the aggregate purchase price paid for such Shares by the Manager’s Applicable Employee, as proportionately adjusted for any splits, reverse stock splits, combinations, recapitalizations or similar transactions (which price shall be zero for any Shares that were formerly Restricted Shares).

Section 10.4 Repurchase Notes. In the sole discretion of the Company Board, the Company may pay the Repurchase Price in cash, check or by issuing a promissory note (a “Repurchase Note”) to Manager in the amount of the Repurchase Price. The Repurchase Note shall (a) bear simple interest at the prime rate as published in The Wall Street Journal on the date such payment is due and owing from such date to the date such payment is made and (b) have such other reasonable terms and conditions as may be determined by the Company. All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note.

Section 10.5 Extension of Repurchase Period. Notwithstanding anything herein to the contrary, no payment shall be made under this Article X if such payment (or the direct or indirect distribution to the Company by its Subsidiaries of the cash necessary to make such payment) would (i) cause the Company or its Subsidiaries to violate any applicable law, or any rights or preference of preferred stockholders of the Company, (ii) violate the terms of any banking agreement or loan or other financial covenant of any indebtedness of the Company or its Subsidiaries or (iii) in the good faith judgment of the Company’s Board of Directors, be reasonably likely to result in the Company or its Subsidiaries not retaining sufficient restricted payment capacity under the terms of any credit agreement, indenture, note or other operative agreement relating to indebtedness of the Company or its Subsidiaries to permit interest payments with respect to the Debt Financing (as defined in the Merger Agreement) to be paid entirely in cash, in each case, regardless of when such agreement, loan, financial covenant, indebtedness, indenture, note or operative agreement was created, incurred or assumed. Any payment under this Section that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Company, until such payment shall no longer cause any such violation or default and at which time the Call Right may be exercised.

Section 10.6 [Reserved].

Section 10.7 Certain Definitions. For the purposes of this Agreement:

(a) “Cause,” with respect to a Manager, means “Cause” (or any term of similar effect) as defined in such Manager’s employment agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall mean: (i) the Manager’s (or the Applicable Employee’s or, to the extent in the same Manager Group, any other Manager’s) unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach by the Manager (or the Applicable Employee or, to the extent in the same Manager Group, any other Manager) of a written agreement between any such Manager or the Applicable Employee, on the one hand, and the Company or any of its Subsidiaries, on the other hand, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Manager’s (or the Applicable Employee’s or, to the extent in the same Manager Group, any other Manager’s) commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Manager (or the Applicable Employee or, to the extent in the same Manager Group, any other Manager) to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Manager’s (or the Applicable Employee’s or, to the extent in the same Manager Group, any other Manager’s) negligence or willful misconduct in the performance of the Manager’s (or the Applicable Employee’s or, to the extent in the same Manager Group, any other Manager’s) duties or the Manager’s (or the Applicable Employee’s or, to the extent in the same Manager Group, any other Manager’s) willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Manager (or the Applicable Employee or, to the extent in the same Manager Group, any other Manager) against the Company or any of its Subsidiaries; or (v) any acts, omissions or statements by the Manager (or the Applicable Employee or, to the extent in the same Manager Group, any other Manager) which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its Subsidiaries.

(b) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(c) “Consultant” means any Person (excluding any Sponsor Investor or any Affiliate thereof), including any advisor, engaged by the Company or a parent or subsidiary of the Company to render bona fide services to such entity.

(d) “Employee” means any person, including officers and Directors, employed by the Company (within the meaning of Section 3401(c) of the Code) or any parent or subsidiary of the Company.

(e) “Service Provider” means an Employee, Consultant or Director.

(f) “Termination of Service” means the date the Manager’s Applicable Employee ceases to be a Service Provider.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendment and Waiver.

(a) This Agreement may be amended or modified, in whole or in part, at any time pursuant to an agreement in writing executed on behalf of each of the Company and the Sponsors; provided, that the following additional consents shall be required for any of the following amendments or modifications to this Agreement:

(i) Any amendment or modification of this Agreement that adversely and disproportionately affects the GIC Entities or the Blue Spectrum Entities relative to the Sponsor Investors shall require the consent of, to the extent that the GIC Entities are so adversely affected, the GIC Investor, and, to the extent that the Blue Spectrum Entities are so adversely affected, the Blue Spectrum Investor;

(ii) Any amendment or modification of this Agreement that by its express terms adversely and disproportionately affects the GIC Entities or the Blue Spectrum Entities relative to any other Stockholder shall require the consent of, to the extent that the GIC Entities are so adversely affected, the GIC Investor, and, to the extent that the Blue Spectrum Entities are so adversely affected, the Blue Spectrum Investor;

(iii) Any amendment or modification to any of the following Articles or Sections shall require the consent of the GIC Investor and/or the Blue Spectrum Investor (as applicable) if such amendment or modification adversely affects any right granted to the GIC Entities or the Blue Spectrum Entities under such Article or Section or modifies in an adverse manner any restriction on or obligation of such Financial Investor under such Section; Article II, Article IV, Article V, Section 7.5, Section 7.6, Article VIII and this Section 11.1;

(iv) Any amendment or modification to the conditions under which the GIC Entities or the Blue Spectrum Entities rights set forth in this Agreement terminate shall require the consent of, to the extent that the GIC Entities are so adversely affected, the GIC Investor, and, to the extent that the Blue Spectrum Entities are so adversely affected, the Blue Spectrum Investor; and

(v) Any amendment or modification of this Agreement that creates a new obligation of or restriction on the GIC Entities or the Blue Spectrum Entities shall require the consent of, to the extent that such obligation or restriction is created in respect of the GIC Entities, the GIC Investor, and, to the extent that such obligation or restriction is created in respect of the Blue Spectrum Entities, the Blue Spectrum Investor, other than any amendment or modification to address a change in applicable law; provided, that the foregoing shall not apply to any obligation or restriction created pursuant to the terms of any Equity Securities purchased by such Financial Investor following the Closing Date (as defined in the Merger Agreement).

(b) Notwithstanding anything to the contrary in Section 11.1(a), in addition to other amendments or modifications authorized herein, amendments or modifications may be made to this Agreement from time to time by the Sponsors and/or the Company Board without the consent of any Stockholder (other than the Sponsors), (i) to correct typographical or ministerial errors, (ii) to add or delete any provision of this Agreement required to be added or deleted in order to comply with, or avoid a violation of, applicable law (provided that such changes will be made in a manner that has the least impact on the rights and obligations of the Financial Investors hereunder) or (iii) to establish the economic terms of a new class or series of Equity Securities of the Company that dilutes the Shares proportionately (in each case, that does not otherwise expressly change the rights and obligations of the Financial Investors hereunder).

(c) Notwithstanding any to the contrary in Section 11.1(a), but subject to Article IV, any addition of a transferee of Shares as a party hereto pursuant to Section 4.1 shall not constitute an amendment hereto.

(d) Any amendment or modification affected in accordance with this Section 11.1 shall be effective and binding on the Company and each Stockholder. Prompt written notice of any amendment to this Agreement shall be given to all Stockholders. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provision or any other provisions hereof and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 11.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement, to the extent permitted by law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 11.3 Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the terms of any other agreement among the parties, the terms of this Agreement shall govern; provided, that if the terms hereof are inconsistent with the terms of a Manager Side Agreement, the terms of such Manager Side Agreement shall govern with respect to the Manager that is party to such Manager Side Agreement. Except for Section 2.1(e), Section 5.7, Section 7.4, Article VIII, Section 11.14, Section 11.16, and this Section 11.3 (which will be for the benefit of the applicable Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 11.4 Successors and Assign; Assignments. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Stockholders, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns. The rights and obligations hereunder shall not be assignable without the prior written consent of all the Sponsors, except as otherwise expressly set forth herein subject, in each case, to the limitations contained herein; provided that, (i) except as otherwise expressly set forth herein, a party may assign this Agreement in whole or in part to its Permitted Transferees in connection with any Transfer of Shares to such Permitted Transferees in compliance with Section 4.2 (for the avoidance of doubt, it is understood that in no event may any rights under this Agreement that specifically apply only to one or more Carlyle Fund Entities under this Agreement be assigned in whole or in part to any Carlyle Co-Investor Entity) and (ii) notwithstanding anything herein to the contrary, a Sponsor Investor may assign to any other member of its Sponsor Investor Group any rights hereunder as an Eligible Tag-Along Stockholder under Section 4.4 or as a Holder under Article V. Any assignment of rights or obligations in violation of this Section 11.4 shall be null and void.

Section 11.5 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 11.6 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have (but subject to the limitations set forth in Section 5.10), the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 11.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or emailed (upon telephonic confirmation or written confirmation (other than an automatically generated written reply) of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid; provided, however, that any notice to the Blue Spectrum Investors may not be sent by registered or certified mail. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Company:

c/o Pharmaceutical Product Development, LLC

929 North Front Street

Wilmington, NC 28401

Attn: Judd Hartman

Fax: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

The Carlyle Group

520 Madison Avenue

New York, NY 10022

Attn: Stephen Wise

Fax: [                    ]

E-mail: [                    ]

and

Hellman & Friedman LLC

415 Mission Street, Suite 5700

San Francisco, California 94105

Attn: Arrie Park

Fax: [                    ]

E-mail: [                    ]

and

Latham & Watkins LLP

555 11th Street, NW, Suite 1000

Washington, DC 20004

Attn: Daniel T. Lennon; David I. Brown

Fax: [                    ]

E-mail: [                    ]

and

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attn: William Brentani

Fax: [                    ]

E-mail: [                    ]

(b) If to any of the Carlyle Entities:

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

Attn: Stephen Wise

Fax: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 11th Street, NW, Suite 1000

Washington, DC 20004

Attn: Daniel T. Lennon; David I. Brown

Fax: [                    ]

E-mail: [                    ]

(c) If to any of the H&F Entities:

c/o Hellman & Friedman LLC

415 Mission Street, Suite 5700

San Francisco, California 94105

Attn: Arrie Park

Fax: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attn: William Brentani

Fax: [                    ]

E-mail: [                    ]

(d) If to any of the Blue Spectrum Entities:

c/o Blue Spectrum ZA 2015, L.P.

Willow House

Cricket Square

George Town

Grand Cayman, KY1-1107

Attn: The Directors of Procific, acting in its capacity as general partner of Blue Spectrum ZA 2015, L.P.

Fax: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

Private Equities Department

Abu Dhabi Investment Authority

211 Corniche St

PO Box 7106

Abu Dhabi

UAE

Fax: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

27 Floor, Al Sila Tower

Abu Dhabi Global Market Square

Abu Dhabi

UAE

Attn: Mr. Gamal Abouali

Fax: [                    ]

E-mail: [                    ]

(e) If to any of the GIC Entities:

c/o GIC

280 Park Ave, 9th Floor

New York, NY 10017

Attn: W. Bradley Yale and Paul Yun

Fax: [                    ]

E-mail: [                    ]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Anthony J. Norris

Fax: [                    ]

E-mail: [                    ]

(f) If to any of the Managers or any of the other Stockholders who become a party to this Agreement, to the address, facsimile number or email address set forth below its, his or her name on the signature page hereto or on the applicable Joinder Agreement

Section 11.8 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles to the extent they would result in the application of any other Law). The parties hereto agree that any suit, action or proceeding (“Litigation”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 11.8(a), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such particular courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.

(b) Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(c) The parties hereto each expressly acknowledge that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 11.8 is solely for the purpose referred to in this Section 11.8 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 11.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.9.

Section 11.10 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.11 [Reserved].

Section 11.12 Termination. This Agreement shall terminate only (i) written consent of the Carlyle Sponsor, the H&F Sponsors, the Blue Spectrum Investor and the GIC Investor or (ii) upon consummation of a Change of Control Transaction. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination. Notwithstanding any such termination of this Agreement, Section 2.1(e), Section 4.4(c)(iii), Section 5.5, Section 5.7, Section 7.4, Section 11.16 and Article VIII shall survive any termination of this Agreement or the expiration or termination of any such provision.

Section 11.13 Subsequent Acquisition of Shares. Any Shares or Options acquired subsequent to the date hereof by a Stockholder (including pursuant to any Employee Equity Arrangement) shall be subject to the terms and conditions of this Agreement and such securities shall be considered to be “Shares” or “Options,” respectively, as such terms are used herein for purposes of this Agreement.

Section 11.14 Manager Group Representatives. With respect to each Manager Group, the Applicable Employee (in such capacity, the “Manager Group Representative”) for such Manager Group shall act as, and each member of such Manager Group hereby designates and appoints (and each Permitted Transferee of each such member of such Manager Group is hereby deemed to have so designated and appointed) such Manager Group Representative, as the sole representative of such Manager Group under this Agreement, with sole power and authority to exercise all rights of the members of the such Manager Group hereunder and to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any member of such Manager Group under this Agreement, including delivering any notice or granting any waiver or consent hereunder. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by such Manager Group Representative and are and will be entitled and authorized to give notices only to such Manager Group Representative for any notice contemplated by this Agreement to be given to any member of such Manager Group. Each member of a Manager Group hereby acknowledges and agrees that the rights of the members of such Manager Group under this Agreement shall be exercised only by the Manager Group Representative with respect to such Manager Group on behalf of such members and no such members shall be separately entitled to exercise any such rights or to take any action required, authorized or contemplated by this Agreement by any member of such Manager Group. Each member of a Manager Group further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such member. In the event of the death or permanent disability of the Applicable Employee for such Manager Group, a successor Manager Group Representative may be chosen by a majority of the Shares Beneficially Owned by the members of such Manager Group, provided that notice thereof is given by such new Manager Group Representative to the Company. Without limiting the generality of the foregoing, with respect to each Manager Group, each member of such Manager Group hereby irrevocably makes, constitutes and appoints (and each Permitted Transferee of such member is hereby deemed to have so made, constituted and appointed) the Applicable Employee of such Manager Group (and each successor to such Manager Group Representative) the true and lawful attorney-in-fact of such member (or such Permitted Transferee), with full power and authority, for, on behalf of and in the name of such member (or such Permitted Transferee) to execute and deliver on behalf of such member (or such Permitted Transferee) any and all instruments, agreements, notices, consents and other documents that are necessary or advisable to exercise the rights and perform the acts contemplated by this Section 11.14.

Section 11.15 Aggregation of Shares. All Shares Beneficially Owned by a Financial Investor Group or a Manager Group shall be aggregated together for purposes of determining the rights or obligations of any member of such Financial Investor Group or Manager Group, or application of any restrictions to any member of such Financial Investor Group or Manager Group, under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold. Within (i) each Sponsor Investor Group, the applicable Sponsor, (ii) the Financial Investor Group comprised of the Blue Spectrum Entities, the Blue Spectrum Investor, (iii) the Financial Investor Group comprised of the GIC Entities, the GIC Investor, and (iv) each Manager Group, the applicable Manager Group Representative, in each case, may allocate the ability to exercise any rights of the members of such Financial Investor Group or Manager Group under this Agreement (including any rights to sell shares as an Eligible Tag-Along Stockholder or any rights to purchase Shares pursuant to Article X and any right to sell Registrable Securities pursuant to Article V) in any manner among the members of such Financial Investor Group or Manager Group that such Sponsor, Blue Spectrum Investor, GIC Investor or Manager Group Representative, respectively, sees fit.

Section 11.16 No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 11.17 Consents, Approvals and Actions.

(a) If any consent, approval or action of the Carlyle Entities is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the record holders of a majority of the Shares held of record by the Carlyle Entities at such time provide such consent, approval or action in writing at such time.

(b) If any consent, approval or action of the H&F Entities is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the record holders of a majority of the Shares held of record by the H&F Entities at such time provide such consent, approval or action in writing at such time.

(c) If any consent, approval or action of the Blue Spectrum Entities is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the record holders of a majority of the Shares held of record by the Blue Spectrum Entities at such time provide such consent, approval or action in writing at such time.

(d) If any consent, approval or action of the GIC Entities is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the record holders of a majority of the Shares held of record by the GIC Entities at such time provide such consent, approval or action in writing at such time.

(e) If any consent, approval or action of the Managers is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the record holders of a majority of the Shares held of record by the Managers at such time provide such consent, approval or action in writing at such time.

Section 11.18 Several and not Joint. The obligations of each party under this Agreement are several and not joint with the obligations of any other party, and no party shall be responsible in any way for the performance of the obligations of any other party under this Agreement. Nothing in this Agreement and no actions taken by the parties under this Agreement shall be deemed to constitute the parties as, and the Company acknowledges that the parties do not so constitute, a partnership, association, a joint venture or other kind of group or co-operative entity between any of the parties, constitute any party the agent of any other party for any purpose, or create a presumption that the parties are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement.

Section 11.19 Effectiveness. This Agreement and the obligations of the Stockholders hereunder (and the amendment and restatement of the A&R Agreement pursuant hereto) shall become effective (the “Effective Time”) upon the execution and delivery of this Agreement by each of the Company and the Sponsors.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and the Sponsors have executed this Agreement as of the date first written above.

PPD, INC.

By:	/s/ B. Judd Hartman
	Name:	B. Judd Hartman
	Title:	Executive Vice President, General
Counsel and Chief Administrative Officer

[Signature Page to Second A&R Stockholders Agreement]

CARLYLE PARTNERS VI HOLDINGS II, L.P.

By:	TC Group VI, L.P., its general partner

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

CARLYLE PARTNERS VI, L.P.

By:	TC Group VI, L.P., its general partner

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

CP VI COINVESTMENT A, L.P.

By:	TC Group VI, L.P., its general partner

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

CP VI COINVESTMENT B, L.P.

By:	TC Group VI, L.P., its general partner

By:	/s/ Stephen Wise
Name: Stephen Wise
Title: Managing Director

[Signature Page to Second A&R Stockholders Agreement]

HELLMAN & FRIEDMAN CAPITAL PARTNERS VII, L.P.

By: Hellman & Friedman Investors VII, L.P., its General Partner

By: H&F Corporate Investors VII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS VII (PARALLEL), L.P.

By: Hellman & Friedman Investors VII, L.P., its General Partner

By: H&F Corporate Investors VII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

HFCP VII (PARALLEL-A), L.P.

By: Hellman & Friedman Investors VII, L.P., its General Partner

By: H&F Corporate Investors VII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

[Signature Page to Second A&R Stockholders Agreement]

H&F EXECUTIVES VII, L.P.

By: Hellman & Friedman Investors VII, L.P., its General Partner

By: H&F Corporate Investors VII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS VIII, L.P.

By: Hellman & Friedman Investors VIII, L.P., its General Partner

By: H&F Corporate Investors VIII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS VIII (PARALLEL), L.P.

By: Hellman & Friedman Investors VIII, L.P., its General Partner

By: H&F Corporate Investors VIII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

[Signature Page to Second A&R Stockholders Agreement]

HFCP VIII (PARALLEL-A), L.P.

By: Hellman & Friedman Investors VIII, L.P., its General Partner

By: H&F Corporate Investors VIII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

H&F EXECUTIVES VIII, L.P.

By: Hellman & Friedman Investors VIII, L.P., its General Partner

By: H&F Corporate Investors VIII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

H&F ASSOCIATES VIII, L.P.

By: Hellman & Friedman Investors VIII, L.P., its General Partner

By: H&F Corporate Investors VIII, Ltd., its General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

[Signature Page to Second A&R Stockholders Agreement]

SCHEDULE 1

Name	Shares
Carlyle Partners VI Holdings II, L.P.	66,454,994 Voting Common Stock
Carlyle Partners VI, L.P.	0 Voting Common Stock
CP VI Coinvestment A, L.P.	0 Voting Common Stock
CP VI Coinvestment B, L.P.	0 Voting Common Stock
Hellman & Friedman Capital Partners VII, L.P.	63,069,561 Voting Common Stock
Hellman & Friedman Capital Partners VII (Parallel), L.P.	24,143,479 Voting Common Stock
HFCP VII (Parallel-A), L.P.	4,330,024 Voting Common Stock
H&F Executives VII, L.P.	428,587 Voting Common Stock
Hellman & Friedman Capital Partners VIII, L.P.	42,483,348 Voting Common Stock
Hellman & Friedman Capital Partners VIII (Parallel), L.P.	19,066,602 Voting Common Stock
HFCP VIII (Parallel-A), L.P.	3,603,189 Voting Common Stock
H&F Executives VIII, L.P.	1,114,449 Voting Common Stock
H&F Associates VIII, L.P.	187,402 Voting Common Stock
Blue Spectrum ZA 2015 L.P.	25,585,173 Voting Common Stock
Clocktower Investment Pte Ltd.	25,585,173 Voting Common Stock

Annex A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Second Amended and Restated Stockholders Agreement, dated as of February 10, 2020 and as it may be amended, restated or supplemented from time to time in accordance with its terms (the “Stockholders Agreement”), by and among (i) PPD, Inc.; (ii) Carlyle Partners VI Holdings II, L.P., Carlyle Partners VI, L.P., CP VI Coinvestment A, L.P. and CP VI Coinvestment B, L.P., (iii) Hellman & Friedman Capital Partners VII, L.P., Hellman & Friedman Capital Partners VII (Parallel), L.P., HFCP VII (Parallel-A), L.P., H&F Executives VII, L.P., Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P. and H&F Associates VIII, L.P., (iv) Blue Spectrum ZA 2015 L.P.; (v) Clocktower Investment Pte Ltd.; and (vi) any other Persons who became parties to the Stockholders Agreement pursuant to its terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of Shares, to be bound by and to comply with the provisions of the Stockholders Agreement applicable to [a Carlyle Fund Entity][a Carlyle Co-Investor Entity][an H&F Entity][an Blue Spectrum Investor][a GIC Investor][a Manager], in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ____ day of _______, 20__.

[NAME OF STOCKHOLDER]

[By:	__________________]

By:
Name:
Title:

Annex B

SPOUSAL CONSENT

In consideration of the execution of that certain Second Amended and Restated Stockholders Agreement, dated as of February 10, 2020 and as it may be amended, restated or supplemented from time to time in accordance with its terms (the “Stockholders Agreement”), by and among (i) PPD, Inc.; (ii) Carlyle Partners VI Holdings II, L.P., Carlyle Partners VI, L.P., CP VI Coinvestment A, L.P. and CP VI Coinvestment B, L.P., (iii) Hellman & Friedman Capital Partners VII, L.P., Hellman & Friedman Capital Partners VII (Parallel), L.P., HFCP VII (Parallel-A), L.P., H&F Executives VII, L.P., Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P. and H&F Associates VIII, L.P., (iv) Blue Spectrum ZA 2015 L.P.; (v) Clocktower Investment Pte Ltd.; and (vi) any other Persons who became parties to the Stockholders Agreement pursuant to its terms, I, ______________________________, the spouse of ___________________________, who is a party to the Stockholders Agreement, do hereby join with my spouse in executing the foregoing Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of _______ __, 20__
Name of Spouse: